As filed with the U.S. Securities and Exchange Commission on September 12, 2025

Registration No. 333-287376

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

Amendment No. 5

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zi Yun Dong Fang Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7200	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room No.809, 8/F

Tsim Sha Tsui Centre

66 Mody Road

Kowloon

+852 5958 8860

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

646-861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Cassi Olson, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 Telephone: +1 646-861-7891	Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5290 DTC Parkway Suite 150 Greenwood Village CO 80111 Telephone: (303) 292-3883

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED SEPTEMBER 12, 2025

zi yun dong fang limited

1,500,000 Ordinary Shares

This is an initial public offering of Zi Yun Dong Fang Limited, a Cayman Islands exempted company with limited liability. Our principal place of business is in Hong Kong. We are offering, on a firm commitment basis, 1,500,000 Ordinary Shares, par value US$0.0001 per share (the “Offering”). Prior to this Offering, there has been no public market for our Ordinary Shares. We anticipate that the initial public offering price will be between US$4.00 and US$6.00 per Ordinary Share (the “Offering Price”). We have applied to list our Ordinary Shares on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “YLY.”

At this time, NASDAQ has not yet approved our application to list the Ordinary Shares. The closing of this Offering is conditioned upon NASDAQ’s final approval of our listing application. However, there is no guarantee or assurance that such application will be approved, and if our application is not approved by NASDAQ, this Offering will not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Please read “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 8 of this prospectus for more information.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We conduct all of our operations through our wholly-owned Hong Kong operating subsidiary, Ziyun Oriental Consulting Management Limited. You may never hold equity interests in the Hong Kong operating subsidiary. We do not use a variable interest entity (“VIE”) structure. Our corporate structure as a Cayman Islands holding company with operations conducted by our Hong Kong operating subsidiary involves unique risks to investors. Hong Kong is a Special Administrative Region of China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Pursuant to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for access of foreign investments, which is referred to as “the Negative List.” The Foreign Investment Law grants treatment to foreign investors and their investments at the market access stage which is no less favorable than that given to domestic investors and their investments, except for the investments of foreign investors in industries deemed to be either “restricted” or “prohibited” on the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries on the Negative List, and shall meet such requirements as stipulated by the Negative List for making investment in “restricted” industries on the Negative List. Accordingly, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Negative List (2024), which took effect on November 1, 2024. As of the date of this prospectus, the business operated by the Hong Kong operating subsidiary and WFOE have not been included in the Negative List (2024),The holding company structure is therefore not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies.

However the Chinese government revises the list from time to time,it remains uncertain whether our existing business or future business will be included in future revisions. If the WFOE’s business is deemed to fall within restricted or prohibited categories under the Negative List in the future, our existing corporate structure may be considered illegal and required to be restructured by the Chinese government.

In the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Following the completion of this offering, our largest shareholder, Zixiao Hui, through his entity Ziyun Oriental Consulting Management Co. Ltd., will beneficially own approximately 68.64% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.71% assuming full exercise of the underwriter’s over-allotment option. Mr. Zixiao Hui, our Chairman of Board of Directors and Chief Executive Officer, is the controlling shareholder and sole director of Ziyun Oriental Consulting Management Co. Ltd. As such, we will be deemed to be a “controlled company” under NASDAQ Listing Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Listing Rules.

Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiary based in Hong Kong. For more details, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which we Operate — Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.”

We are subject to certain legal and operational risks associated with having substantially all business operations in Hong Kong, a Special Administrative Region of the PRC. Such risks may include changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and Chinese or United States regulations that may materially and adversely affect our business, financial condition, results of operations and the market price of the Ordinary Shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investor and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of our Hong Kong subsidiary. These risks may cause significant depreciation of the value of our Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the We Operate” beginning on page 14.

Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., directly controls our Hong Kong operating subsidiary. Within our direct holding structure, the use of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong and the Cayman Islands. Because Zi Yun Dong Fang Limited has no actual operations, there is no funding for this entity and all the revenue that is generated by our Hong Kong operating subsidiary is used to fund the subsidiary. At the close of this offering, the funds can be directly transferred to our subsidiary.

Our Company is permitted under the laws of the Cayman Islands to provide funding to our operating subsidiary in Hong Kong through loans and/or capital contributions without restrictions on the amount of the funds. Our operating subsidiary is also permitted under the laws of Hong Kong to provide funding to our Company, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to our Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following our Company will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Our Company is a Cayman Islands company, and our operating subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our operating subsidiary, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and our subsidiary, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. However to the extent cash or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations, or for other use outside of Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our subsidiary by the PRC government to transfer cash or assets.

During the fiscal years ended May 31, 2023 and 2024, there was no cash transfer between the holding company and its subsidiary. No dividends or distribution have been made to date between the holding company and the subsidiary. Further, no transfers, dividends, or distributions have been made to investors. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiary” beginning on page 7, “Risk Factors — Risks Related to our Corporate Structure” beginning on page 20, and our consolidated financial statements beginning on page F-3.

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a Hong Kong subsidiary, then the Company’s general approach will be to use those funds to support the Hong Kong entity’s operations, with the exception of required funding for capital investments.

We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

On December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC; and (2) Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our current auditor, WWC, P.C. is not headquartered in mainland China or Hong Kong and was not identified by the PCAOB in its report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in the second half of 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

If the PCAOB in the future again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the lack of access to the PCAOB inspection in China would prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors could be deprived of the benefits of such PCAOB inspections, if the PCAOB again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China would make it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Although our auditor was not identified by the PCAOB in its report as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022, should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, this could adversely affect us and our securities for the reasons noted above.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor WWC, P.C. are located at 2010 Pioneer Ct, San Mateo, CA, and has been inspected by the PCAOB on a regular basis with the last inspection in 2024. However, the recent developments would add uncertainties to our Offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(4)
Offering price(1)	US$	5.00	US$	7,500,000
Underwriting discounts(2)	US$	0.35	US$	525,000
Proceeds to the company before expenses(3)	US$	4.65	US$	6,975,000

(1)	Initial public offering price per share is assumed as US$5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.
(2)	We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 85.
(3)	Excludes fees and expenses payable to the underwriters.
(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 15% additional Ordinary Shares from the Company at the initial public offering price, less underwriting discounts, within 45 days from the closing of this offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$5.00 (the midpoint of the range set forth on the cover page of this prospectus), the total underwriting discounts payable will be US$603,750, and the total proceeds to the Company, before expenses, will be US$8,625,000.

We expect our total cash expenses for this Offering to be approximately US$930,000, including expenses payable to the underwriters for their reasonable out-of-pocket expenses, exclusive of the above discounts.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the ordinary shares against payment as set forth under “Underwriting”, on or about , 2025.

The date of this prospectus is [●], 2025

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide, no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriters have taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Through and including ________, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

i

Conventions Which Apply to this Prospectus

Except where the context otherwise requires and for purposes of this prospectus only the term:

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region, Hong Kong, and Macau, noting that the legal and operational risks associated with operating in China also apply to our operations in Hong Kong;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Industry Report” refers to the market research report commissioned by us and prepared by Global Management Insights on the overview of the industry in which we operate;

●	“Ordinary Shares” refers to the Company’s ordinary shares, par value US$0.0001 per share;

●	“our Group”, “the Group”, “the Company” “we,” “us,” “or “our” refers to Zi Yun Dong Fang Limited and its subsidiary;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Zi Yun” refers to Zi Yun Dong Fang Limited, a Cayman Islands exempted company with limited liability;

●	“Ziyun Oriental” or “Operating Subsidiary” refers to Ziyun Oriental Consulting Management Limited;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States; and

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of its over-allotment option.

Our reporting currency is United States dollars. However, our functional currency is Hong Kong dollars for the reason that our business is mainly conducted in Hong Kong and most of our revenues are denominated in Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

Period-end/Year-end: US$: HKD exchange rate
May 31, 2025	1:7.8409
May 31, 2024	1:7.8199

Period-end/Year-end: US$: RMB exchange rate
May 31, 2025	1:7.1991
May 31, 2024	1:7.2410

Years average: US$: HKD exchange rate
May 31, 2025	1:7.7861
May 31, 2024	1:7.8209

Years average: US$: RMB exchange rate
May 31, 2025	1:7.2201
May 31, 2024	1:7.2172

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

●	uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products and services, and economic activity in general; and

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Zi Yun is a newly formed holding company incorporated on April 23, 2024, under the laws of the Cayman Islands with no material operations of its own. The Company conducts all its operations in Hong Kong through its wholly-owned operating subsidiary, Ziyun Oriental, incorporated in Hong Kong on October 20, 2021, under the laws of Hong Kong as Zoneyea Limited and changed to its current name on November 10, 2023.

Ziyun Oriental is an advisory and consulting company that focuses on assessing and researching the feasibility of investments in Southeast Asia. We aim to provide one-stop cross-border enterprise service solutions and overseas landing services for Southeast Asian enterprises. The mission is to provide customers with comprehensive information solutions and achieve sustainable development through innovative technology and high-quality services, aiming to provide one-stop cross-border landing solutions for “going global” of Chinese enterprises and “coming in” for overseas enterprises. Ziyun Oriental aims to achieve this through its offering feasibility reports, site visits and corporate administration to help customers achieve maximum business value.

Ziyun Oriental is currently based in Hong Kong but also operates in Vietnam and Thailand.

Corporate History and Structure

Zi Yun Dong Fang Limited is a holding company with no operations of its own. We conduct our operations in Hong Kong through, Ziyun Oriental Consulting Management Limited, our Operating Subsidiary in Hong Kong. The Ordinary Shares offered in this prospectus are those of Zi Yun Dong Fang Limited.

The following diagram illustrates the corporate structure of our Group as of the date of this prospectus and upon completion of this Offering, assuming no exercise of the over-allotment option.

Name: Na Li (100%)
Blue Crystal Coral Limited (4.9%)
Name:Yan gang Guo (100%)
Magnetic Attraction Holdings Limited (4.9%)
Name: Guang Xu (100%)
Arrogant Black Swan Holdings Limited (4.9%)
Name: Zixiao Hui (100%)
Ziyun Oriental Consulting Management Co., Ltd (75.5%)
Name:Chang ming Zhang (100%)
EBuild Limited (4.9%)
Name: Fred Gu (100%)
Wonderful Adventure International Limited (4.9%)
ZI YUN DONG FANG LIMITED (CAYMAN ISLANDS) (100%)
Ziyun Oriental Consulting Management Limited (Hong Kong) (100%)
Ziqi Dongyun (Shanghai) Enterprise Consulting Co., Ltd (a WFOE Company) (100%)

2

On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The Management understands that as of the date of this prospectus, the Company and its operating subsidiary have no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Company and its operating subsidiary have no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our potential operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares.

We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that our operating subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S. If the Revised Review Measures are adopted into law in the future and if our operating subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

3

We have been advised by Stevenson, Wong & Co., our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its Operating Subsidiary, are not required to obtain any permissions or approvals from Hong Kong authorities for the continued listing of our Ordinary Shares in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. Our operating subsidiary’s operations are conducted in Hong Kong, which is a part of the PRC. As of the date of this prospectus, the operating subsidiary received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by Stevenson, Wong & Co. that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities for the continued listing of our Ordinary Shares in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC. We also understand that our Operating Subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

As of the date of this prospectus, Hong Kong does not have similar regulations as of the PRC to extend oversight and control over offerings that are conducted overseas. Hong Kong does not have similar regulation as of the Trial Measures and the Guidance Rules and Notice, and Measures for Cybersecurity Review of the PRC. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Risk Factor Summary

Investing in our Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 10 of this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. The following is a summary of what we view as our most significant risk factors:

Risks Related to Our Business

●	We are a newly formed company with no operating history that has just started its business operations and has not generated any revenue. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan. See page 11.

4

●	We rely on professional services required to be performed by unrelated third parties, including licensed professionals, as applicable, to perform a significant part of the services required by our clients, and failure to perform such services within the acceptable industry and professional standards and satisfactory to our clients may damage our reputation and significantly affect the results of our business operations and assets. See page 12

●	We may be unable to compete successfully against new and established companies with greater resources that provide similar and other advisory and consulting services in Hong Kong and in the PRC, particularly branches of international investment banks and investment companies that have all required permits and licenses to provide a full range of services. See page 12.

●	Our failure to develop and market our services may limit our potential revenues and decrease the value of your Ordinary Shares. See page 13.

●	Political events in China and around the globe, may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country. See page 13.

●	The global economy and the financial markets may negatively affect our business and clients. See page 13.

●	Despite our marketing and other efforts, we may fail to develop new clients and retain our existing clients, which could have a material adverse effect on our business, financial condition, and results of operations. See page 11.

●	Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business. Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations. See page 27.

Risks Relating to Our Management

●	The loss of the services of any of our director or executive officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and services. See page 25.

●	If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. See page 25.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation. See page 25.

●	Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange. See page 35.

●	Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance. See page 35.

●	Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director. See page 35.

●	Our management has no experience in managing an SEC reporting public company. See page 20.

●	We may have difficulty establishing adequate management, legal and financial controls in the PRC. See page 13.

●	We currently do not have insurance coverage covering all risks related to our business and operations. See page 24.

5

Risks Related to Doing Business in the Jurisdictions in which We Operate

●	All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our operating subsidiary in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiary by the PRC government to transfer cash or assets. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See page 14.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of the Mainland China which may become applicable to Hong Kong and thus to a company such as us. The Chinese government may also intervene or influence our Chinese supplier and its exclusive overseas agent’s operations at any time, or may exert more control over how our PRC-based supplier operate their business or cooperate with us. This could result in a material change in our PRC-based supplier’s operations and indirectly the value of our Ordinary Shares. See page 14.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. The Hong Kong legal system also embodies uncertainties which could limit the legal protections available to the Operating Subsidiary. See page 17.

●	Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations. See page 15.

●	Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See page 15.

Risks Relating to our Corporate Structure

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands. See page 20.

●	We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. See page 21.

Risks Related to our Ordinary Shares and this Offering

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering. Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. See page 27.

6

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you. Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See page 25.

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. See page 26.

●	You must rely on price appreciation of our Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors. See page 32.

●	We are a foreign private issuer, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards. See page 32.

Transfers of Cash to and from Our Subsidiary

Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., directly controls our Hong Kong operating subsidiary. Within our direct holding structure, the use of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong and the Cayman Islands. Because Zi Yun Dong Fang Limited has no actual operations, there is no funding for this entity and all the revenue that is generated by our Hong Kong operating subsidiary is used to fund the subsidiary. At the close of this offering, the funds can be directly transferred to our subsidiary.

Our Company is permitted under the laws of the Cayman Islands to provide funding to our operating subsidiary in Hong Kong through loans and/or capital contributions without restrictions on the amount of the funds. Our operating subsidiary is also permitted under the laws of Hong Kong to provide funding to our Company, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to our Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following our Company will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Our Company is a Cayman Islands company, and our operating subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our operating subsidiary, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and our subsidiary, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. During the fiscal years ended May 31, 2023 and 2024, there was no cash transfer between the holding company and its subsidiary. No dividends or distribution have been made to date between the holding company and the subsidiary. Further, no transfers, dividends, or distributions have been made to investors. See “Risk Factors — Risks Related to our Corporate Structure” beginning on page 20, and our consolidated financial statements beginning on page F-3.

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a Hong Kong subsidiary, then the Company’s general approach will be to use those funds to support the Hong Kong entity’s operations, with the exception of required funding for capital investments.

7

Implications of Our Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

8

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Following the completion of this offering, our largest shareholder, Zixiao Hui, through his entity Ziyun Oriental Consulting Management Co. Ltd., will beneficially own approximately 68.64% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.71% assuming full exercise of the underwriter’s over-allotment option. Mr. Zixiao Hui, our Chairman of Board of Directors and Chief Executive Officer, is the controlling shareholder and sole director of Ziyun Oriental Consulting Management Co. Ltd.

Mr. Zixiao Hui, through his entity Ziyun Oriental Consulting Management Co. Ltd., has considerable influence over our corporate matters, his interests may differ from the interests of our company as a whole and may have potential conflicts of interest with us. Accordingly, our controlling shareholders could control the outcome of any corporate transaction or other matters submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions, including the power to prevent or cause a change in control.

We are, and will remain, a “controlled company” as defined under the Nasdaq Stock Market Rules, as our Chief Executive Officer and Chairman of the Board, Mr. Zixiao Hui, owns 68.64% of the voting right represented by our issued and outstanding Ordinary Shares, after the Offering (assuming no exercise of the underwriter’s over-allotment option), through Ziyun Oriental Consulting Management Co. Ltd. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Additionally, pursuant to NASDAQ’s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on NASDAQ to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the NASDAQ listing standards at the time of listing.

Corporate Information

Our principal executive offices are located at Room No.809, 8/F, Tsim Sha Tsu Centre, 66 Mody Road, Kowloon. Our telephone number at this address is +852 59588860. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446 New York, NY 10170.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is http://www.zydfzx.com/. The information contained on our website is not a part of this prospectus.

9

THE OFFERING

Securities offered by us	1,500,000 Ordinary Shares.

Offering price per Ordinary Shares	We currently estimate that the initial public offering price will be between US$4.00 and US$6.00 per Ordinary Share.

Ordinary Shares outstanding prior to the offering	15,000,000 Ordinary Shares.

Ordinary Shares outstanding after this offering	16,500,000 Ordinary Shares (or 16,725,000 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Over-allotment option	We have granted to the underwriters an option to purchase a number of Ordinary Shares of the Company that equals 15% of the Ordinary Shares offered by the Company at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts, within 45 days from the closing of this offering to cover over-allotments.

Use of proceeds

We estimate that the net proceeds to the Company from this offering will be approximately US$[ ], or approximately US$[  ] if the underwriters exercise their over-allotment option to purchase additional Ordinary Shares in full, assuming an offering price of US$5.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for business expansion and brand promotion, and general corporate purposes, including working capital. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YLY” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	All officers, directors, and principal shareholders (with 5% or more of the Ordinary Shares of the Company) will agree in writing, in a form satisfactory to the underwriters, for a period of six (6) months; and each of the Company and any successors of the Company will agree, for a period of three (3) months from the closing of the Offering, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company without the express written consent of the underwriters, which consent may be given or withheld in the underwriter’s sole discretion.

Transfer Agent	Transhare Corporation

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Unless we specifically state otherwise, the information in this prospectus assumes no exercise by the underwriters of the over-allotment option.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

10

Risks Related to Our Business

We are a newly formed company with no operating history that has just started its business operations and has not generated any revenue. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on April 23, 2024. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we may incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Ordinary Shares you purchase in this offering.

If the Company does not obtain substantial additional financing, including the financing sought in this offering, its ability to execute its business plan as outlined in this prospectus will be impaired.

The Company’s plans for business expansion and development are dependent upon raising of additional capital, including the capital sought in this offering. The Company’s plans call for expanding its business operations, marketing and promotional activities, human resources expenditures and other items. Management’s estimate capital needs for the next 12 months are set out in “USE OF PROCEEDS” in this registration statement. Although the Company expects the proceeds of this offering and its net earnings to substantially fund our planned growth and development, the Company’s management will be required to properly and carefully administer and allocate these funds. Should the Company’s capital needs be higher than estimated, or should additional capital be required after the close of this offering, it will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should the Company be unable to meet our full capital needs, its ability to fully implement our business plan will be impaired.

We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base, our business growth will be challenged and affected, resulting in adjustments to our business strategy.

As we have not achieved significant scale, we have and expect to continue to have customer concentration. The revenue generated to date by our business has come from a small number of customers. For the year ended May 31, 2024, Mr. Zhengrong Liu and Mr. Renliang Yin accounted for approximately 28.5% and 22.1% of the Company’s total revenue, respectively and Mr. Zhengrong Liu accounted for approximately 67.0% of the Company’s total revenue for Mary 31, 2023. For the year ended May 31, 2025, Mr. Yongfei Bao and Shen Yang Health Source Medical Consulting Co., Ltd, accounted for 21.0% and 16.3% of the total revenue, while Mr. Zhengrong Liu and Mr. Renliang Yin accounted for 28.5% and 22.1% of the total revenue for the year ended May 31, 2024. In order for us to be viable as a public company, we must increase our revenue. In order for us to be viable as a public company, we must increase our revenue. To accomplish that, we must expand our overall customer base. If we fail to multiply our customers, both individual and partnered insurance providers, our securities may have no significant value. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of customers, specifically, our partnered insurance providers. We are unable to predict the future level of demand for our services that will be generated by our customers. In addition, we cannot assure that any of our customers, either individual customers or partnered insurance providers, in the future will not cease purchasing products from us, or that our referrers will continue introducing clients to us. Should customers favor products from our competitors, significantly reduce orders, or seek price reductions in the future, any such event could have a material adverse effect on our revenue, profitability, and results of operations.

Our business model is dependent on its suppliers, and the inability of these suppliers to manage our demand and business efficiently could have a material and adverse effect on our results of operations and financial condition.

We rely on our suppliers to generate revenue. While we have established partnerships with our two suppliers, any business interruptions with our suppliers, their ability to offer what we need may expose us to risk outside of our control. To date, business disruptions to our suppliers, excepting impacts from COVID-19 themselves, have not significantly or even materially affected our outlook or business goals, because we continually seek alternative suppliers to service our customers.

It is possible that in the future a portion or all of our suppliers may not be able to meet our customers’ demands, which may impact our ability to serve our customers competitively. We may also be impacted by changes in pricing in our industry in general, which is out of our control, requiring us to replace some or all of our suppliers and could disrupt our business operations. If we are unable to offer suitable services, as compared to our competitors, our business could be adversely affected. In addition, we could experience delays if our suppliers do not fulfill their obligations.

11

We are dependent on third party service providers for our operations and our business may be affected by supply chain interruptions and delays.

Our business is dependent upon our relationships with third-party service providers. To date, our business has not been materially affected by risks associated with supply chain disruptions. However, if for any reason these providers became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to provide our services to clients.

These third-party providers may experience website disruptions, outages and other performance problems, which may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. In particular, we will not control the operation of the third party service providers, and such facilities may be vulnerable to damage or interruption from human error, intentional bad acts, power loss, hardware failures, telecommunications failures, improper operation, unauthorized entry, data loss, power loss, cyberattacks, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes, natural disasters or similar catastrophic events. They also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, or other unanticipated problems could result in lengthy interruptions in their services to us, and ultimately our clients, cause system interruptions, reputational harm and loss of critical data, or cause us to incur additional expense in arranging for new facilities and support. This will adversely impact our revenue and results of operations.

We are dependent upon our only key executive and the Company does not maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

Our Chief Executive Officer will allocate his time to other businesses which may cause conflicts of interest in his determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our business operations.

Our Chief Executive Officer, Zixiao Hui, is not required to, and will not, commit his full time to our affairs, which may result in a conflict of interest in allocating his time between our operations and his other businesses. We do not intend to have any full-time employees prior to the completion of this Offering. Our Chief Executive Officer may be engaged in other business endeavors for which he may be entitled to compensation, and he not obligated to contribute any specific number of hours per week to our affairs. As such, it could limit Zixiao Hui’s ability to devote time to our affairs which may have a negative impact on our business.

Risks related to competition.

Ziyun Oriental is aware that it faces competition from service providers in Hong Kong and worldwide, many of which may be significantly larger with access to exponentially greater resources. Ziyun Oriental cannot assure you that its efforts to enhance its service will be successful or that it will be able to compete effectively or efficiently with current or future competitors. These companies may have advantages over us such has brand recognition and reputation in the market, wider range of value adding services, stronger human and financial resources and operational presence in more geographic locations. Given the keen competition, the Ziyun Oriental cannot assure that it will be able to maintain its competitive edge in response to the fast-changing business environment.

12

The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

Ziyun Oriental’s business is affected by global, national and local economic conditions since the services we provide are discretionary. Slowdowns in the Chinese economy and other jurisdictions we do business in will affect the income growth of such individuals and add uncertainties to our market.

In addition, uncertainties about China, U.S. and global economic conditions and regulatory changes pose a risk as retail investors and businesses may postpone spending in response to credit constraint, rising unemployment rates, financial market volatility, government austerity programs, negative financial news, declines in income or asset values and/or other factors. These worldwide and regional economic conditions could affect and reduce spending behavior of our customers and have a material adverse effect on the demand for our products and services. Demand also could differ materially from our expectations as a result of currency fluctuations. Other factors that could influence worldwide or regional demand include changes in fuel and other energy costs, conditions in the real estate and mortgage markets, unemployment, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Furthermore, eruptions of regional tensions, such as the ongoing military conflict involving Ukraine and Russia, and the related sanctions against Russia have resulted in major economic shocks worldwide and substantial volatility across global financial markets. These and other economic factors could materially and adversely affect demand for our products and services. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

These factors include economic conditions and perceptions of such conditions by employment rates, the level of our customers’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China, Hong Kong and globally.

Our failure to develop and market our services may limit our potential revenues and the value of your shares.

Our success will depend, in part, on our ability to develop our planned consulting and advisory services, to attract clients and to assemble a client support network. If we fail to accomplish our objectives, we will be able to conduct only limited business or none at all. Our inability to build our services could have the following results:

1.	decreased ability to generate revenues;

2.	decreased shareholder value; or

3.	dissolution of our Company.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Ziyun Oriental’s reliance on third-party and any artificial intelligence (“AI”) technologies and systems may expose it to operational, regulatory, ethical, and reputational risks, which could adversely affect its business, operations, and financial condition.

As part of Ziyun Oriental’s strategy to enhance efficiency and improve its client service, it may adopt commercial software solutions as well as incorporate artificial intelligence or machine learning. While Ziyun Oriental does not develop AI technologies in-house, its potential use of third-party software and AI-powered products—such as data analysis tools, automation platforms, and decision-support systems—introduces several material risks.

AI systems can behave in unpredictable or non-transparent ways, leading to errors in data analysis, flawed recommendations, or biased outputs, which could negatively impact our consulting services or customer experience. Ziyun Oriental would have limited visibility into the algorithms and training data used by third-party vendors, and it may be unable to fully assess the accuracy, reliability, or fairness of the third-party software or AI tools it may adopt.

13

In addition, regulatory scrutiny of AI technologies is evolving rapidly. Current or future laws, regulations, or guidance—especially those related to data privacy, transparency, algorithmic accountability, or AI governance—could impose new compliance obligations on Ziyun Oriental’s business or on the vendors whose products it uses. Failure to comply could result in fines, reputational harm, or disruption of services.

Ziyun Oriental also faces ethical and reputational risks if the software tools and AI systems it may choose to rely on produces results perceived as discriminatory, invasive, or otherwise harmful. Any such incidents—even if caused by third-party tools—could damage Ziyun Orienta’s brand and erode client trust.

Because Ziyun Oriental lacks certain software tools and internal AI development capabilities, it would be highly dependent on the availability, performance, and integrity of third-party solutions. If vendors discontinue, limit, or materially alter their AI and other offerings, or if their systems experience outages or security breaches, Ziyun Oriental’s operations may be disrupted, which may have a negative impact on it business.

Risks Related to Doing Business in the Jurisdictions in which We Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our operating subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. The operating subsidiary, or Ziyun Oriental does not have operation in Mainland China and is not regulated by any regulator in Mainland China. As a result, the laws and regulations of the Mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current Mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of the Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong operating subsidiary were to become subject to laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving Mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in the Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of Mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

14

The laws, regulations, and other government directives in the Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business.

On May 28, 2020, the National People’s Congress of the PRC approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to work out the details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities, and foreign interference. The stated objective of the Decision is to protect the national security of the PRC as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial impact on economic activities. On June 30, 2020, the Standing Committee of the National People’s Congress passed the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”). Later that same day, Hong Kong’s Chief Executive promulgated the law in Hong Kong. Among other provisions, the law criminalizes acts of secession, subversion, terrorism, and collusion in Hong Kong.

On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions on individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of the HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted the report required under the HKAA to relevant congressional committees, identifying individuals materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct significant transactions with foreign persons sanctioned under this authority. The imposition of such sanctions may directly affect foreign companies, investments, financial institutions, and any third parties or customers dealing with sanctioned entities.

On March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security Bill. The corresponding legislation, the Safeguarding National Security Ordinance (the “Security Ordinance”), took effect in Hong Kong on March 23, 2024. According to the Hong Kong Government, the Security Ordinance, together with the Hong Kong National Security Law, forms a comprehensive legal system for safeguarding national security in Hong Kong. This framework is intended to ensure the resolute, full, and faithful implementation of the “one country, two systems” policy.

It is difficult to predict the full impact of the Hong Kong National Security Law and the HKAA on Hong Kong and the companies operating there. If our Hong Kong subsidiary, which represent substantially all of our business, are found to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position, and results of operations could be materially and adversely affected. Furthermore, we cannot rule out the possibility that the implementation of the Security Ordinance may trigger additional sanctions or penalties by foreign governments, potentially causing economic and other hardships for Hong Kong, including for companies like us that operate there. It is also challenging to predict the impact, if any, that the implementation of the national security laws will have on our business, as such impacts will depend on future developments, which remain highly uncertain and unpredictable.

15

Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of the Mainland China which may become applicable to Hong Kong and thus to company such as us.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We have no operations in Mainland China. Our operating subsidiary, or Ziyun Oriental is located and operates in Hong Kong, a special administrative region of the PRC. As of the date of this prospectus, the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China. Based on our understanding of the mainland China laws and regulations currently in effect as of the date of this prospectus, as Ziyun Oriental is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

Ziyun Cayman is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, Ziyun Cayman conducts its operations in Hong Kong through its subsidiary, Ziyun Oriental, our operating subsidiary incorporated in Hong Kong. The Ordinary Shares offered in this offering are shares of Ziyun Cayman, the Cayman Islands holding company, instead of shares of our Hong Kong subsidiary. Investors in this offering will not directly hold equity interests in the Hong Kong subsidiary.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities. We will likely be required to make filing with/obtain approval from Chinese authorities to list on U.S exchanges. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be indirectly influenced by changes in PRC laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. Although we are not directly subject to certain Chinese regulatory requirements and inspections, we may be indirectly affected due to direct legal impact on our PRC suppliers. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part or our supplier’s part to ensure compliance with such regulations or interpretations.

As such, the Company’s business may be subject to various government and regulatory interference. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

16

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The Hong Kong subsidiary was formed under and are governed by the laws of the Hong Kong, however, we may be subject to the uncertainties of PRC legal system. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in Hong Kong, our operations may be governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The approval of the China Securities Regulatory Commission is not required in connection with this offering, but we cannot guarantee that it will not be required in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On February 24, 2023, the CSRC published Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises published by CSRC on February 17, 2023, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, may arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

17

We understand that as of the date of this prospectus, the Company has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Company has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While the Company has no current operations in China, should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, the Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Hong Kong subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and our subsidiary is required to obtain such permissions or approvals, (ii) our subsidiary inadvertently concludes that relevant permissions or approvals were not required or (iii) our subsidiary did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules”, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Mainland China and controlled by companies or individuals of Mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), for public opinion, and if they become law, will require mainland China-based companies applying to list on overseas exchanges to report and file certain documents with the CSRC within three (3) working days after making initial applications with overseas security exchanges for initial public offerings and listings. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which will come into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in mainland China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

18

Zi Yun Dong Fang Limited is a holding company incorporated in the Cayman Islands with its operating subsidiary based in Hong Kong, as of the date of this prospectus, we have no subsidiary, variable interest entity (“VIE”) structure or any direct operations in Mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong, with all members of the board of directors of Zi Yun Dong Fang Limited being based in Hong Kong and not Mainland China citizens and all of our revenues and profits are generated by our subsidiary in Hong Kong. Our chief executive officer is a citizen of Mainland China, though he is located in Hong Kong . Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defence, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC as provided under the Trial Measures.

As of the date of this prospectus, we are advised by our Hong Kong counsel, Stevenson, Wong & Co. that we are not required to obtain permission or approval from Hong Kong authorities to list in the United States and to offer the securities being registered to foreign investors provided that the offering activities are conducted outside of Hong Kong. No such permissions or approvals have been applied for by us and/or our subsidiary, nor have any been denied by the relevant authorities. As of the date of this prospectus, we do not require any additional permissions or approvals from the Hong Kong authorities to operate our business. We have obtained all requisite permissions and approvals from the Hong Kong authorities necessary to operate in Hong Kong, including, but not limited to, our business registration certificate. However, we have been advised by our Hong Kong counsel, Stevenson, Wong & Co., that uncertainties remain due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or our subsidiary are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, neither we nor our subsidiary, are subject to the M&A Rules, the Trial Measures, or the regulations or policies that have been issued by the CSRC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CSRC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CSRC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our subsidiary has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiary.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. This includes special treatment in areas including but not limited to customs tariffs, export controls, immigration, foreign investment, and extradition. The suspension or elimination of Hong Kong’s preferential treatment and continued tension between the United States and the PRC could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could materially and adversely affect our business and operations. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

19

Risks Relating to our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, our executive officers, Mr. Zixiao Hui and Xiaohua Gu, and director nominee Francis Zhang reside in Mainland China. Our director nominee Mr. Jeffrey Yick resides in Hong Kong and our director nominee Mr. Zijian Tong resides in New Zealand. Most of their assets are located outside the United States. Most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our Directors or officers or to enforce judgments obtained in the United States courts against our Directors and officers. For further information regarding the relevant laws of the Cayman Islands and Hong Kong, please refer to the section titled “Regulations”.

Our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time), the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our Directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Hong Kong) LLP, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law has informed us there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

20

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our memorandum and articles of association (as may be amended from time to time) to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance after we complete this Offering. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Share Capital — Differences in Corporate Law”.

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

We are a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from Ziyun Cayman to our subsidiary or from our subsidiary to Ziyun Cayman, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Following this Offering, Mr. Zixiao Hui through his entity Ziyun Oriental Consulting Management Co. Ltd, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Mr. Zixiao Hui through his entity Ziyun Oriental Consulting Management Co. Ltd has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following the completion of this Offering, our largest shareholder, Mr. Zixiao Hui through his entity Ziyun Oriental Consulting Management Co. Ltd., will beneficially own approximately 68.64% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.71% assuming full exercise of the underwriter’s over-allotment option. As a result, Ziyun Oriental Consulting Management Co. Ltd. has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

21

Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

to rely on the “controlled company” exemptions under the NASDAQ listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Because our controlling shareholder, Mr. Zixiao Hui, through his entity Ziyun Oriental Consulting Management Co. Ltd., has considerable influence over our corporate matters, his interests may differ from the interests of our company as a whole and may have potential conflicts of interest with us. Accordingly, our controlling shareholders could control the outcome of any corporate transaction or other matters submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. The controlling shareholder could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Without the consent of our controlling shareholders, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. Currently, we do not have any arrangements with our principal shareholder to address potential conflicts of interest. If we cannot resolve any conflict of interest or dispute between us and the controlling shareholder, we may have to resort to legal actions, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to our Business and Industry

We have a short operating history and are subject to risks and uncertainties associated with operating in a rapidly developing and evolving industry. Our limited operating history makes it difficult to evaluate our business and prospects.

We established our business in Hong Kong in October 2021. We expect we will continue to expand our business, broaden our product portfolio, enlarge our customer bases and explore new market opportunities. However, due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to maintain, expand and further develop our relationships with customers;

●	our ability to introduce and manage new products in response to changes in customer demographics and consumer tastes and preferences;

●	the continued growth and development of the consulting industry;

●	our ability to maintain the quality of our products;

●	our ability to effectively manage our growth;

●	our ability to compete effectively with our competitors in the consulting industry; and

●	our ability to attract and retain qualified and skilled employees.

22

You should consider our business and prospects in light of the risks and uncertainties we face as a fast growing company operating in a rapidly developing and evolving market. We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business and prospects and future performance.

We may not be able to adequately protect our intellectual properties, or we may be subject to intellectual property infringement claims or other allegations by third parties, either of which could adversely affect our business and operations.

We rely on a combination of trademarks, copyrights, trade secrets and other intellectual property laws to protect our trademarks, copyrights, trade secrets and other intellectual property rights. Details of our intellectual property rights are set out in the section titled “Business — Intellectual Properties”. As at the date of this prospectus, we have registered trademarks in Hong Kong, Macau and the PRC, respectively.

We cannot ensure that third parties will not infringe our intellectual property rights. We may, from time to time, have to initiate litigation, arbitration or other legal proceedings to protect our intellectual property rights. Regardless of the judgment, such process would be lengthy and costly as well as divert management’s time and attention, thereby resulting in material and adverse impacts on our business, financial conditions and results of operations.

Conversely, there is also a risk that third parties may bring a claim against us for infringing their intellectual property rights, thereby requiring us to defend or settle any related intellectual property infringement allegations or disputes. Defending against such claims could be costly, and if we are unsuccessful in defending such claims, we may be prohibited from continuing to use such proprietary information in the future, or may be compelled to pay damages, royalties or other expenses for the use of such proprietary information. Any of the above could negatively affect our sales, profitability, business operations and prospects.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assume you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

Any negative publicity regarding our Company, management team, employees or products, regardless of its veracity, could adversely affect our business.

As a fast-growing consulting company, our image is highly relevant to the public’s perception of us as a business in entirety, which includes not only the quality, safety and competitiveness of our products, but also our corporate management and culture. We cannot guarantee that no one will, intentionally or incidentally, distribute information about us, especially regarding the quality and safety of our products or our internal management matters, which may result in negative perception of us by the public. Any negative publicity about us, management team, employees or products, regardless of veracity, could lead to potential loss of consumer confidence or difficulty in retaining or recruiting talent that is essential to our business operations. As a result, our business, financial conditions, results of operations, reputation and prospects may be materially and adversely affected.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private group operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

23

We may not be able to obtain finance from time to time to fund our operations and maintain growth.

In order to fund our operations and maintain our growth or expand our business beyond the scale permitted by the net proceeds from this Offering, we may need to obtain future funding including equity financing or banking facilities from our banks from time to time. However, we may face the limitation of not having sufficient amount of security or pledge to secure additional debt financing. Further, there may be occasions where we are unable to obtain financing at commercial terms favorable or acceptable to us or at all. If these circumstances arise, our business, results of operations, and growth could be compromised.

Our growth prospects may be limited if we do not successfully implement our future plans and growth strategy.

We devise our future plans as set out in the sections titled “Business — Growth Strategies” and “Use of Proceeds” based on circumstances currently prevailing and bases and assumptions that certain circumstances will or will not occur, as well as the risks and uncertainties inherent in various stages of implementation.

Our growth is based on assumptions of future events which include (a) the continuous growth in the consulting industry; (b) our ability in further expanding our global market presence; (c) our ability in strengthening our sales and marketing activities; (d) expansion in our business as well as product portfolio; and (e) expansion in our customer base. Furthermore, our future business plans may be hindered by other factors that are beyond our control, such as competition within the consulting industry and market conditions. Therefore, there is no assurance that any of our future business plans will materialize within the planned timeframe, or that our objectives will be fully or partially accomplished.

Our prospects must be considered in light of the risks and challenges which we may encounter in various stages of the development of our business. If the assumptions which underpin our future plans prove to be incorrect, our future plans may not be effective in enhancing our growth, in which case our business, financial conditions and results of operations may be adversely affected.

We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

●	identification of appropriate acquisition candidates;

●	negotiation of acquisitions on favorable terms and valuations;

●	integration of acquired businesses and personnel;

●	implementation of proper business and accounting controls;

●	ability to obtain financing, at favorable terms or at all;

●	diversion of management attention;

●	retention of employees and customers;

●	non-employee driver attrition;

●	unexpected liabilities; and

●	detrimental issues not discovered during due diligence.

Any potential future acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

24

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

We believe that our performance and success is, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our continued success is dependent, to a large extent, on the ability to attract and retain the services of the key management team. However, competition for key personnel in our industry is intense. We may not be able to retain the services of our directors or other key personnel, or attract and retain high-quality personnel in the future. If any of our key personnel departs from us, and we are not able to recruit a suitable replacement with comparable experience to join us on a timely basis, our business, operations and financial conditions may be materially and adversely affected.

The loss of the services of any of our officers and directors or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our chief executive officer and sole director Zixiao Hui. He is developing our business, which will depend on our ability to identify and retain competent employees with the skills required to execute our business objectives. The loss of the services of our officer or our failure to timely identify and retain competent personnel could negatively impact on our ability to develop our services, which could adversely affect our financial results and impair our growth.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key consultants and advisors. We cannot assure that any skilled individual will agree to become our employee, consultant, or independent contractor. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Upon becoming a new SEC reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we would not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. At such a time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, that must be performed may reveal other material weaknesses or that the material weaknesses described above have not been fully remediated. If we do not remediate the material weaknesses described above, or if other material weaknesses are identified or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated or could subsequently require restatement, we could receive an adverse opinion regarding our internal controls over financial reporting from our independent registered public accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our Ordinary Shares could decline.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assure you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

25

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for retail advisory and consulting companies is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our services will grow, if at all. While our market size estimates have been made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

Negative publicity arising from claims that we do not properly address the needs of our clients could adversely affect how we are perceived by the public and reduce our sales and profitability.

From time to time, we may receive claims or complaints alleging that we do not properly address the needs of our clients. As a result, we may be subject to claims that team does not provide the proper level of attention and professionalism. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our Class A common stock and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Labor disputes may have an adverse effect on our operations.

We are not currently party to a collective bargaining agreement with any of our employees. If we were to experience a union organizing campaign, this activity could be disruptive to our operations, increase our labor costs and decrease our operational flexibility. We cannot assure you that some or all of our employees will not become covered by a collective bargaining agreement or that we will not encounter labor conflicts or strikes. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration, as well as current or future unionization efforts among other large employers. Any labor disruptions could have an adverse effect on our business or results of operations and could cause us to lose customers. Further, our responses to any union organizing efforts could negatively impact our reputation and have adverse effects on our business, including on our financial results.

Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business.

Our business is subject to the general and social conditions in Hong Kong, the PRC and other jurisdictions in or to which our products and services are utilized. Natural disasters, epidemics, acts of God and other disasters that are beyond our control could adversely affect the economy, infrastructure and livelihood of the people of such jurisdictions. Our business, results of operations and financial conditions could be adversely affected if these natural disasters occur. Moreover, political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. We cannot control the occurrence of these catastrophic events and our business operations will at the times be subject to the risks of these uncertainties.

Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases, including avian influenza, severe acute respiratory syndrome, H1N1 influenza, Ebola virus and the recent COVID-19 outbreak in Hong Kong, the PRC and other jurisdictions in or to which our products and services are utilized may materially and adversely affect our business, financial conditions and results of operations. An outbreak of an epidemic or contagious disease or other adverse public health developments in the world could result in a widespread health crisis and restrict the level of business activities in affected areas, which may, in turn, materially and adversely affect our business.

26

Since late 2019, the outbreak of a novel strain of coronavirus named COVID-19 has resulted in a high number of fatalities and materially and adversely affected the global economy. Widespread lockdowns, closure of work places, restrictions on mobility and travel were implemented by governments of different countries to contain the spread of the virus.

We cannot assure you that any future occurrence of natural disasters or outbreaks of epidemics and contagious diseases, or the measures taken by the government of different countries in response to such contagious diseases will not seriously disrupt our operations or those of our customers or suppliers, which may materially and adversely affect our business, financial conditions and results of operations.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. For example, we utilize information technology to communicate with the supplier, logistic services provider, and distributors, and to manage our production and distribution facilities and inventory. Information technology systems are also integral to the reporting of our results of operations. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm. While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations, such as the Data Protection Act (As Revised) of the Cayman Islands, apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial conditions, and results of operations.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the US dollars at the rate of approximately HKD7.8 to USD1.0. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and HKD suffer devaluation, the HKD cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Related to our Ordinary Shares and this Offering

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

27

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”), requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

28

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, WWC, P.C., headquartered in San Mateo, California has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit WWC, P.C to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA Act, as the same may be amended, or if the agreement between the PCAOB and the CRSC on August 26, 2022 does not succeed, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA Act. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA and the AHFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. It remains unclear what the SEC’s implementation process related to the above rules and amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above rules and amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, United States Senate passed the HFCAA, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Despite that we have a U.S.-based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include, but are not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we have applied to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Ordinary Shares may decrease significantly.

29

The initial public offering price for our Ordinary Shares will be determined by negotiation between us and the underwriters and may vary from the market price of our Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and Mainland China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading price of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	political, social and economic conditions in Mainland China and Hong Kong;

●	the market reaction to the COVID-19 pandemic;

●	variations in our revenue, profit, and cash flow;

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control;

●	fluctuations of exchange rates among HKD, RMB, and USD;

●	general market conditions or other developments affecting us or the consulting industry in which we operate;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates or recommendations by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholders, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new product offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, Directors, or Controlling Shareholders;

●	developments in information technology and our capability to catch up with the technology innovations in the industry;

●	the realization of any of the other risk factors presented in this prospectus;

30

●	changes in investors’ perception of our Company and the investment environment generally;

●	the liquidity of the market for our Ordinary Shares;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will be traded.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial conditions or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial conditions and results of operations.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on the Nasdaq Capital Market, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

31

The sale or availability for sale of substantial amounts of our Ordinary Shares in the public market could adversely affect the market price of our Ordinary Shares.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, an aggregate of 15,000,000 Ordinary Shares is outstanding before the consummation of this Offering and 16,500,000 Ordinary Shares will be outstanding immediately after the consummation of this Offering, assuming no exercise of the underwriter’s over-allotment option, or 16,725,000 Ordinary Shares if the underwriter exercises its over-allotment option in full. Sales of these Ordinary Shares into the market could cause the market price of our Ordinary Shares to decline.

You must rely on price appreciation of our Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial conditions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. Please refer to the section titled “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation Fair Disclosure.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

32

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards.

As a foreign private issuer, we are subject to the Nasdaq Capital Market listing standards. However, the Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Capital Market listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market listing standards applicable to U.S. domestic issuers.

There is no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there is no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq Capital Market detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups (“JOBS”) Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

33

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

You should read the entire prospectus carefully and we strongly caution you not to place any reliance on any information contained in press articles or other media regarding us and the listing.

We wish to emphasize to prospective investors that we do not accept any responsibility for the accuracy or completeness of the information contained in any press articles or other media coverage regarding us or the offering, and such information that was not sourced from or authorized by us. We make no representation to the appropriateness, accuracy, completeness or reliability of any information contained in any press articles or other media coverage about our business or financial projections, share valuation or other information. Accordingly, prospective investors should not rely on any such information and should rely only on information included in this prospectus in making any decision as to whether to invest in our Ordinary Shares.

34

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$5.00 per Ordinary Shares (the mid-point of the range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, accountable expense allowance and the estimated offering expenses payable by us, of approximately US$ 5.4 million assuming the underwriters do not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering for the following purposes:

20% of the net proceeds will go towards enhancing our analysis and reporting tools by investing in technical infrastructure like an AI predictive analysis.

15% of the net proceeds will be used to build a high - quality team and provide necessary training.

30% of the net proceeds will be used for growth initiatives, including market research, identification of emerging opportunities and consumer needs, service optimization, user efficiency and operational efficiency.

35% of the net proceeds will be dedicated to brand building, including improving website and social media presence, participating in exhibitions, and organizing seminars to boost the recognition of cross - border enterprise services.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Except as disclosed below, we have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to certain restrictions under applicable Cayman Islands laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount of future dividend, if any, will depend upon, among other things, our future operations and earnings and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars. Please see the section titled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2025

●	on an actual basis; and

●	on an as adjusted basis to reflect (i) the issuance and sale of the Ordinary Shares by us in this offering at the initial public offering price of US$5 per Ordinary Share (the mid-point of the range set forth on the cover page of this prospectus); and (ii) the issuance and sale of the Ordinary Shares by us in this offering will full exercise of the over-allotment option at the initial public offering price of US$5 per Ordinary Share (the mid-point of the range set forth on the cover page of this prospectus).

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

35

	As of May 31, 2025
		Pro Forma As adjusted(1)
	Actual (Audited)	Without Exercise of the Over-allotment Option	Full Exercise of the Over-allotment Option
	US$	US$	US$

Equity
Ordinary shares, $0.0001 par value, 50,000,000 Ordinary Shares authorized, 15,000,000 Ordinary Shares issued and outstanding; as adjusted(1)	$1,500	1,650	1,673
Subscription receivables	(1,500)	(1,500)	(1,500)
Additional paid-in capital	1,286	5,311,929	6,346,907
Retained earnings	1,650,944	1,650,944	1,650,944
Accumulated other comprehensive losses	(8,007)	(8,007)	(8,007)
Total equity	$1,644,223	$6,955,016	$7,990,017
Total capitalization	$1,644,223	$6,955,016	$7,990,017

(1)	Reflects the sale of Ordinary Shares in this offering at the initial public offering price of US$5.0 per share (the mid-point of the range set forth on the cover page of this prospectus), this and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, accountable expense allowance and estimated offering expenses payable by us. “Without Exercise of the Over-allotment Option” column does not give effect to shares sold pursuant to the exercise of the over-allotment option, if any. “Full Exercise of the Over-allotment Option” column assumes 1,725,000 Ordinary Shares are sold pursuant to the exercise of the over-allotment option. We estimate that such net proceeds will be approximately (a) $5,311,929, if the over-allotment option is not exercised; and (b) $6,346,907, if the over-allotment option is exercised in full.

DILUTION

If you invest in our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the net tangible book value per Ordinary Share after this offering. Our as adjusted net tangible book value as of May 31, 2025 was US$0.37 per Ordinary Share.

Our historical net tangible book value as of May 31, 2025 was US$790,800, or US$0.05 per Ordinary Share, as adjusted. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per Ordinary Share is our historical net tangible book value divided by the number of outstanding Ordinary Shares as of 15,000,000, as adjusted.

After giving effect to the sale of Ordinary Shares that we are offering at an assumed initial public offering price of US$5.0 per share, after deducting underwriting discounts, the accountable expense allowance, and estimated offering expenses payable by us, our net tangible book value on an adjusted basis as of May 31, 2025 would have been US$0.37 per Ordinary Share. This amount represents an immediate increase in net tangible book value of US$0.32 per Ordinary Share to our existing shareholders and an immediate dilution of US$4.63 per Ordinary Share to new investors purchasing Ordinary Shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for an Ordinary Share.

The following table illustrates this dilution:

Assumed initial public offering price per share	US$	5.0
Net tangible book value per share as of May 31, 2025	US$	0.05
Increase per share attributable to this offering	US$	0.32
As adjusted net tangible book value per share after this offering	US$	0.37
Dilution per share to new investors in this offering	US$	4.63

A US$1.00 increase (decrease) in the assumed initial public offering price of US$5.0 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.08, and increase (decrease) dilution to new investors by US$0.92 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, the accountable expense allowance, and estimated offering expenses payable by us.

36

If the underwriters exercise in full their option to purchase additional Ordinary Shares in this offering, the as adjusted net tangible book value after the offering would be US$0.43 per share, the increase in net tangible book value to existing shareholders would be US$0.37 per share, and the dilution to new investors would be US$4.57 per share, in each case assuming an initial public offering price of US$5.0 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. These financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

Zi Yun Dong Fang Limited was incorporated as a limited liability company on April 23, 2024 under law of the Cayman Islands. It is a holding company and is not actively engaged in any business. The Company conducts all its operations in Hong Kong, Vietnam and Thailand through its wholly-owned operating subsidiary, Ziyun Oriental, incorporated in Hong Kong on October 20, 2021, under the laws of Hong Kong as Zoneyea Limited and changed to its current name on November 10, 2023. On September 9, 2024, a wholly-owned subsidiary Ziqi Dongyun (Shanghai) Enterprise Consulting Co., Ltd. was incorporated in Shanghai under Ziyun HK, with the purpose of providing consulting services.

After the COVID, we were able to travel and start our operation, hence our business has generated significant growth in revenues and gross profits. Our total revenues increased by $0.50 million or 22.6%, from $2.23 million for the year ended May 31, 2024 to $2.73 million for the year ended May 31, 2025. Our gross profit increased by $0.31 million or 18.4%, from $1.69 million for the year ended May 31, 2024, to $2.00 million for the year ended May 31, 2025.

Ziyun Oriental is an advisory and consulting company that focuses on assessing and researching the feasibility of investments in Southeast Asia, Vietnam and Thailand in particular. Ziyun Oriental aims to provide one-stop cross-border enterprise service solutions and overseas landing services. The mission is to provide customers with comprehensive information solutions and achieve sustainable development through its high-quality services, aiming to provide one-stop cross-border landing solutions for “going global” of Chinese enterprises and “coming in” for overseas enterprises.

Results of Operations

Comparison of Results of Operations for the Years Ended May 31, 2025 and 2024

The following table summarizes the results of our operations for the years ended May 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage of revenue during such periods.

	For the Years Ended May 31,
	2025		2024
	Amount	% of Revenues	Amount	% of Revenues
REVENUES	$2,732,998	100%	$2,228,823	100%
COST OF REVENUES	(733,487)	(26.8)%	(539,761)	(24.2)%
GROSS PROFIT	1,999,511	73.2%	1,689,062	75.8%
OPERATING EXPENSES
General and administrative expenses	(1,077,388)	(39.4)%	(431,910)	(19.4)%
Total operating expenses	(1,077,388)	(39.4)%	(431,910)	(19.4)%
OPERATING INCOME	922,123	33.7%	1,257,152	56.4%

OTHER EXPENSES, NET
Other expenses	(3,175)	(0.1)%	(10,288)	(0.5)%
Total other expenses, net	(3,175)	(0.1)%	(10,288)	(0.5)%
INCOME BEFORE INCOME TAXES	918,948	33.6%	1,246,864	55.9%
Provision for income taxes	(129,928)	(4.8)%	(184,594)	(8.3)%
NET INCOME	$789,020	28.8%	$1,062,270	47.7%

37

Revenues

The following table presents revenues by revenue categories for the years ended May 31, 2025 and 2024, respectively:

	For the Years Ended May 31,
	2025		2024		Variance
Revenue Category	Amount	% of revenues	Amount	% of revenues	Amount	%
Business feasibility report	$1,931,796	70.7%	$1,863,047	83.6%	$68,749	3.7%
Site visiting services	752,333	27.5%	290,330	13.0%	462,003	159.1%
Corporate support services	48,869	1.8%	75,446	3.4%	(26,577)	(35.2)%
Total revenues	$2,732,998	100%	$2,228,823	100%	$504,175	22.6%

Our total revenues increased by $504,175 or 22.6%, from $2,228,823 for the year ended May 31, 2024, to $2,732,998 for the year ended May 31, 2025, mainly because the Company’s revenue from business feasibility report increased by $68,749 or 3.7% from $1,863,047 for the years ended May 31, 2024, to $1,931,796 for the year ended May 31, 2025. Revenue from site visiting services increased by $462,003 or 159.1% from $290,330 for the year ended May 31, 2024, to $752,333 for the years ended May 31, 2025. The increase was due to the growing of customer base and more projects for existing customers with previous satisfaction. The increase is also contributed by the Company’s effort to accompany with clients for site visiting, after the clients completed the consultation reporting and decided to site visit for better understanding. Revenue from corporate support services decreased by $26,577 or 35.2% from $75,446 for the year ended May 31, 2024, to $48,869 for the year ended May 31, 2025, due to the completion of services for existing customers for the year ended May 31, 2024.

Cost of Revenues

The following table presents cost of revenue by revenue categories for the years ended May 31, 2025 and 2024, respectively:

	For the Years Ended May 31,
	2025		2024		Variance
Revenue Category	Amount	% of cost	Amount	% of cost	Amount	%
Business feasibility report	$409,295	55.8%	$397,190	73.6%	$12,105	3.0%
Site visiting services	311,734	42.5%	120,334	22.3%	191,400	159.1%
Corporate support services	12,458	1.7%	22,237	4.1%	(9,779)	(44.0)%
Total cost	$733,487	100%	$539,761	100%	$193,726	35.9%

Our cost of revenues primarily includes (i) labor costs (including salaries, social insurance and benefits) for employees and outsourced staffs involved in the Company’s operations and product support, and (ii) costs related to hotels and transportations; and (iii) subcontracting fee to recruitment agency and property agency. Cost of revenues for the year ended May 31, 2025 was $733,487, a increase of $193,726, or 35.9%, from $539,761 for the year ended May 31, 2024. The increase was mainly due to the significant increase in number of customer of all three services during the years ended May 31, 2025.

As a result of the foregoing, we had gross profits of $1,999,511 and $1,689,062 with gross margins of 73.2% and 75.8% for the years ended May 31, 2025 and 2024, respectively. The overall gross margin decreased by 2.6%, mainly due to the increase in site visiting services with a relatively lower gross margin during the year ended May 31, 2025 compared to 2024.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the years ended May 31, 2025 and 2024:

	For the Years Ended May 31,				Change
	2025	%	2024	%	Amount	%
General and administrative expenses	$1,077,388	100%	$431,910	100%	$645,478	149.4%
Total operating expenses	$1,077,388	100%	$431,910	100%	$645,478	149.4%

38

General and Administrative Expenses

Our general and administrative expenses increased by $645,478 or 149.4%, from $431,910 for the year ended May 31, 2024 to $1,077,388 for the year ended May 31, 2025. The increase was mainly due to the incremental audit fees associated with the preparation and review of financial statements required for the IPO process.

Other Expenses, net

Total net other expense was $3,175 for the year ended May 31, 2025, compared to net other expenses of $10,288 for the year ended May 31, 2024. The difference was primarily due to the foreign exchange transaction loss.

Net Income

As a result of the foregoing, we reported a net income of $789,020 for the year ended May 31, 2025, compared to a net income of $1,062,270 for the year ended May 31, 2024.

Liquidity and Capital Resources

Comparison of Cash Flows and Working Capital

As of May 31, 2025, our cash was $1,444,306 compared to $737,268 as of May 31, 2024. As of May 31, 2025 and May 31, 2024, our working capital was $580,719 and $628,285, respectively.

Substantially all of our operations are conducted in the Hong Kong, and all of our revenues and the vast majority of our expenses, cash are denominated in HK$. As of May 31, 2025, 37.7% of our cash was held in Hong Kong, while 62.3% of our cash was held in the subsidiary in Shanghai.

Cash Flows for the Years Ended May 31, 2025 and 2024

The following table summarizes our cash flows for the years ended May 31, 2025 and 2024:

	For the Years Ended May 31
	2025	2024
Net cash provided by operating activities	$1,116,459	$1,069,002
Net cash used in investing activities	(668)	(158,377)
Net cash used in financing activities	(399,869)	(173,473)
Net increase in cash and cash equivalents	715,922	737,152
Effect of foreign currency translation on cash and cash equivalents	$(10,884)	$116

Operating Activities

Net cash provided by operating activities was $1,116,459 for the year ended May 31, 2025, as compared to $1,069,002 net cash provided by operating activities for the year ended May 31, 2024. The increase in net cash provided by operating activities is primarily driven by the decrease in accounts receivables, increase in accruals and other payables, and contract liabilities for the year ended May 31, 2025.

Investing Activities

Net cash used in investing activities was $668 for the year ended May 31, 2025, as compared to $158,377 net cash used in investing activities for the year ended May 31, 2024. The net cash used in investing activities for the years ended May 31, 2025 and 2024, was mainly attributable to the decrease in purchase of property and equipment for the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Financing Activities

The net cash used in financing activities was $399,869 for the year ended May 31, 2025, as compared to net cash used in financing activities of $173,473 for the year ended May 31, 2024.

39

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of May 31, 2025.

Comparison of Concentrations for the Years Ended May 31, 2025 and 2024

(a) Customer concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenue for the years ended May 31, 2025 and 2024.

	For The Years Ended May 31,
	2025		2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$574,803	21.0%	$103,856	4.7%
Customer B	445,056	16.3%	—	—
Customer C	435,576	15.9%	—	—
Customer D	401,603	14.7%	—	—
Customer E	319,458	11.7%	—	—
Customer F	14,058	0.5%	635,061	28.5%
Customer G	—	—	491,608	22.1%
Customer H	—	—	281,809	12.6%
Customer I	64,089	2.3%	256,545	11.5%
Customer J	—	—	236,422	10.6%
Total	$2,254,643	82.4%	$2,005,301	90.0%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable as of May 31, 2025 and May 31, 2024.

	May 31, 2025		May 31, 2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$—	—	$40,368	30.3%
Customer G	—	—	45,980	34.5%
Customer I	—	—	40,359	30.2%
Customer D	—	—	6,696	5.0%
Total	$—	—	$133,403	100%

(b) Supplier concentrations

The following table sets forth information as to each supplier that accounted for the Company’s purchase for the years ended May 31, 2025 and 2024.

	For The Years Ended May 31,
	2025		2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$311,734	97.8%	$99,904	79.0%
Supplier B	7,151	2.2%	26,376	21.0%
Total	$318,885	100%	$126,280	100%

40

The following table sets forth information as to each supplier that accounted for the Company’s accounts payable for the years ended May 31, 2025 and 2024.

	May 31, 2025		May 31, 2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier B	—	—	19,506	100%
Total	$—	—	$19,506	100%

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impact on our consolidated financial statements are described below, which should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider:

●	our selection of critical accounting policies;

●	the judgments and other uncertainties affecting the application of such policies;

●	the sensitivity of reported results to changes in conditions and assumptions.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) allowance for expected credit losses for accounts receivable, deposits and amount due from a shareholder.

Allowance of Expected Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to account receivable, contract assets and other financial instruments. This standard is effective for the Company for its fiscal year beginning after October 20, 2021. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retain earnings as of the effective date. The Company adopted ASU 326 effective June 1, 2022, the first day of the Company’s fiscal year. The adoption of ASU 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

41

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, accruals for potential liabilities and contingencies. Actual results could vary from the estimates and assumptions that were used.

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company enters into service agreement with the customers that outline the rights, obligations and responsibilities of each party. The agreements also identify the scope of services, service fee and payment terms. Agreements are acknowledged and signed by both parties. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

42

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

New accounting standards

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management is currently evaluating the impact of this guidance.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows for the years ended May 31, 2025 and 2024 and consolidated financial position, statements of operations and cash flow for the years ended May 31, 2025 and 2024.

Besides the above, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted would have a material effect on the consolidated financial statements for the years ended May 31, 2025 and 2024 and consolidated financial position, statements of operations and cash flow for the years ended May 31, 2025 and 2024.

43

CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates the corporate structure of our Group as of the date of this prospectus and upon completion of this Offering, assuming no exercise of the over-allotment option.

Name: Na Li
(100%)
Name:Yan gang Guo
(100%)
Name: Guang Xu
(100%)
Name: Zixiao Hui
(100%)
Name:Chang ming Zhang
(100%)
Name: Fred Gu
(100%)
Blue Crystal Coral Limited
(4.9%)
Magnetic Attraction Holdings Limited
(4.9%)
Arrogant Black Swan Holdings Limited
(4.9%)
Ziyun Oriental Consulting Management Co., Ltd
(75.5%)
EBuild Limited
(4.9%)
Wonderful Adventure International Limited
(4.9%)
ZI YUN DONG FANG LIMITED
(CAYMAN ISLANDS)
(100%)
Ziyun Oriental Consulting Management Limited
(Hong Kong)
(100%)
Ziqi Dongyun (Shanghai) Enterprise Consulting Co., Ltd
(a WFOE Company)
(100%)

Zi Yun Dong Fang Limited was incorporated as a limited liability company on April 23, 2024 under law of the Cayman Islands. It is a holding company and is not actively engaged in any business. Under its memorandum of association, Zi Yun Dong Fang Limited is authorized to issue 500,000,000 Ordinary Shares, par value US$0.0001 per share, of which 15,000,000 Ordinary Shares are issued and outstanding. The registered office of Zi Yun Dong Fang Limited is at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Ziyun Oriental Consulting Management Limited was incorporated on October 20, 2021 under the laws of Hong Kong as Zoneyea Limited and changed to its current name on November 10, 2023. Ziyun Oriental Consulting Management Limited is our operating entity and wholly-owned subsidiary.

44

INDUSTRY

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus has been derived from an industry report commissioned by us and independently prepared by Global Management Insights in connection with this Offering. All the information and data presented in this section has been derived from the Business Management Consulting Services Market Report 2024 - 2032 unless otherwise noted. Global Management Insights has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Market Overview

Based on services, the market is divided into operations & supply chain consulting, strategy consulting, human resource consulting, M&A consulting, product and portfolio management, ESG (environmental, social and governance) consulting, and technology consulting. In 2023, the strategy consulting segment accounted for a market share of over 19% and is expected to exceed USD 43 billion by 2032. Businesses of all sizes and sectors can benefit from strategy consulting services. This huge potential customer base enables strategy consulting companies to achieve a greater market share than more specialized consulting segments. Strategy consulting focuses on critical company concerns such as market positioning, growth plans, and competitive advantage.

Based on enterprise size, the market is categorized into large enterprises and small and medium enterprises “SMEs”. The large enterprise segment accounted for 67.8% of the market share in 2023. Large enterprises operate in numerous markets, manage complex supply chains, and employ a diverse staff. This complexity increases the demand for specialist consulting services across a wide range of areas including strategy, operations, technology, and human resources. Large firms have higher expenditures for professional services than smaller businesses

North America is the dominating region in the global business management consulting services market, with a major share of around 42% in 2023. North American corporations have made significant investments in digital transformation initiatives to remain competitive. This increases the demand for consultants to help with strategy creation, technology selection, and execution. Companies seek consulting knowledge to increase efficiency, optimize operations, and gain a competitive advantage. Furthermore, customers are increasingly looking for proof of value from consulting agreements. This is fueling the growth of alternative pricing models such as outcome-based pricing.

45

The business management consulting services market is witnessing many businesses undergoing digital transformation initiatives. This involves extensive changes to technology, processes, and organizational structures. Businesses frequently lack in-house knowledge to handle changes successfully. Management consulting firms provide a network of skilled individuals that help them navigate the process. Digital transformation needs a defined goal, roadmap, and implementation strategy. Consultants assist firms in defining their digital goals, assessing their present capabilities, and developing a complete plan targeted to their unique requirements and industry. Businesses must select and apply the appropriate digital technology to meet their objectives. Consultants aid them in choosing the best strategies and technologies for their needs, such as cloud computing, AI, or big data analytics, and integrating & applying them.

Strategic guidance is crucial in the business management consulting service market as it helps organizations navigate complex challenges, optimize operations, and achieve long-term goals. With rapidly changing market dynamics, consultants provide critical insights and tailored strategies to enhance competitive advantage. They assist in identifying growth opportunities, improving organizational efficiency, and managing risks. Strategic guidance also involves aligning business practices with evolving industry standards and regulatory requirements. Moreover, consultants play a key role in driving innovation and digital transformation, ensuring businesses remain agile and resilient. Ultimately, strategic guidance fosters sustainable growth and profitability in a highly competitive landscape.

HIGH GROWTH, LOW OPPORTUNITY
HIGH GROWTH, HIGH OPPORTUNITY
Product 1
Product 3
Product 2
Product 5
Product 4
LOW GROWTH, LOW OPPORTUNITY
LOW GROWTH, HIGH OPPORTUNITY
GROWTH POTENTIAL
ABILITY TO CAPTURE MARKET SHARE
ILLUSTRATIVE

46

BUSINESS

Overview

Zi Yun is a newly formed holding company incorporated on April 23, 2024, under the laws of the Cayman Islands with no material operations of its own. The Company conducts all its operations in Hong Kong through its wholly-owned operating subsidiary, Ziyun Oriental, incorporated in Hong Kong on October 20, 2021, under the laws of Hong Kong as Zoneyea Limited and changed to its current name on November 10, 2023.

Ziyun Oriental is an advisory and consulting company that focuses on assessing and researching the feasibility of investments in Southeast Asia, Vietnam and Thailand in particular. We aim to provide one-stop cross-border enterprise service solutions and overseas landing services. The mission is to provide customers with comprehensive information solutions and achieve sustainable development through innovative technology and high-quality services, aiming to provide one-stop cross-border landing solutions for “going global” of Chinese enterprises and “coming in” for overseas enterprises. Ziyun Oriental aims to achieve this through its offering of business feasibility report, site visiting services and corporate support services to help customers achieve maximum business value.

Ziyun Oriental has built a comprehensive chain service system that includes market research, investment planning, firm setup, and administrative support, with service core around the fundamental values of “Professional Leadership and Attentive Service”. Ziyun Oriental’s business approach places strong emphasis on adaptability and customization so as to satisfy the unique requirements of a range of clients while offering simplified solutions so businesses can operate internationally.

Ziyun Oriental is a customer-led business in that we put customers at the heart of everything we do. Since our inception, we have thrived on disrupting the traditional consulting and advisory industry by transforming the traditional roles into our business model. To maximize customer touch points and offer a desirable experience, we adopted a comprehensive service model to enhance, extend and empower the services that we provide our customers, effectively providing personalized and tailored services based on their individualized needs.

Ziyun Oriental offers three distinct services as follows:

Business feasibility report

Ziyun Oriental specializes in providing comprehensive investment feasibility analysis reports tailored to meet the unique needs of their clients’ services, products, markets, or concepts. Ziyun Oriental understands making informed decisions is crucial for success. We aim to help businesses identify potential risks and challenges, as well as market opportunities. Through our feasibility reports, we help businesses with

●	Demographic and Trends Analysis: The team analyzes demographic trends of populations, age, genders, incomes, household sizes, consumer expenditures, and other vital data from our proprietary software. A market area can be pinpointed to a radius around a site, counties, and even Census Tracts. This helps a customer understand potential size and profiles a pool of audiences to attract.
●	Competitive Assessment: This is a comprehensive overview of key competitors in the market. A competitive assessment reviews their strengths, weaknesses, service offerings, products, differentiators, and other factors that would impact the success or failure of a new market entrant.
●	Predictive Analytics: The team conducts advanced price point and demand analysis. This advanced service involves predictive analytics and modeling, as well as sophisticated pricing models to identify price elasticity and optimal price points.

The final report explains the potential successes and barriers of a new product, service, or location coming to market through an independent and objective lens. The team provides recommendations to increase appeal and demand in each report. These reports assist businesses with improving operations, marketing, and strategy around the new concept.

Ziyun Oriental works as a true consultant to analyze the market, understand the competition, and make estimates around the interest, appeal, and demand of clients.

47

Site visiting services

Ziyun Oriental engages in site visits assisting businesses in office site selection and establishment. Ziyun Oriental assists with inspections and business negotiations, provides detailed policy interpretations and on-site feedback, and help clients make the informed decisions.

Ziyun Oriental’s policy interpretations encompasses the overall regulatory environment including:

●	Vietnam’s and Thailand’s macro policy and regulatory framework, which assists clients in understanding the local policy background and legal requirements.
●	Vietnam’s and Thailand’s trade and investment policies: including relevant policies on Vietnam’s foreign trade, as well as foreign investment entry and investment incentive measures.
●	Local policies in the province where the Vietnam and Thailand projects are located: with special attention to the local policies and support measures of specific provinces, especially investment incentives and policy guarantees for specific regions.
●	Tax and tariff policies: including tax systems, tariff policies, and other tax related regulations, which assists clients in understanding how to best conduct cross-border trade and investment in Vietnam and Thailand.

Ziyun Oriental believes site visits can be an essential component in order to assess a business’ performance and management functions. Ziyun Oriental believes site visits have a significant value add through the following:

●	Understand a project: Site visits can help the team understand the details of a project, organization, or collaboration in a way that reading proposals cannot.
●	Identify problems: Site visits help the team identify potential issues and address them before they become more serious.
●	Ensure compliance: Site visits help the team verify data and ensure compliance with agency requirements.
●	Build relationships: Site visits help the team build relationships with clients and contractors.
●	Professional development: Site visits provide firsthand experiences that help the team gain a deeper understanding of an industry.
●	Show impact: Site visits help our team show the impact of its work in a hands-on way.
●	Gather information: Site visits help the team gather information that can better inform its pricing.

Site visits allow Ziyun Oriental to capture the client’s energy for multiple hours which allows the team to make significant progress. That can be difficult to accomplish remotely. Ziyun Oriental believes site visits allow for richer communication in that verbal and non-verbal cues foster creativity and can engender better solutions.

Corporate support services

Ziyun Oriental offers corporate support services to its clients, helping them to run their business smoothly and achieve long-term success. The team is organized, able to multitask, and works well under pressure. Ziyun Oriental offers strong network of recruitment agency and rental agency to its clients.

Ziyun Oriental believes corporate support services is an essential practice and assists its client with planning directing, and controlling its resources to achieve organizational goals and objectives. In a dynamic business environment, corporate administration plays a vital role in adapting to and ensuring the ongoing success of a business.

The key components of Ziyun Oriental’s corporate administration include:

●	office space establishment - assist clients in finding and setting up office spaces, ensuring that the office environment meets operational needs and allows for optimal team work efficiency;
●	treasury support in payment of monthly rents, procurement of office furniture and equipment;
●	assisting clients in completing preliminary procedures such as funding proof and submission of business registration materials, following up on approval processes, and ensuring registration is completed;
●	recruitment of its personnel as well as management services to provide clients with comprehensive localized operational support.

48

Ziyun Oriental understands that the success of enterprises in overseas markets not only depends on precise investment analysis and efficient operational management, but also requires a deep understanding and integration into the local cultural environment. Therefore, Ziyun Oriental has formed a quality team consisting of cross-cultural professionals, marketing consultants, and public relations specialists. The team intends to provide customers with comprehensive localization strategy support from brand establishing and marketing to employee relations management, so as to assist enterprises quickly adapt and integrate into local society, and achieve deep cultural integration.

Additionally, Ziyun Oriental actively builds communication bridges with governments and industry associations in Southeast Asia, regularly holds online and offline investment exchange forums and seminars, and invites government officials, industry leaders and business representatives to gather together and share the latest policy interpretations, market trends and successful cases, so as to lay a more solid foundation for investment of customers in Southeast Asia.

Ziyun Oriental’s focus is to make a customer’s journey simple, easily understandable and quick by providing them with an experience that it believes is high-quality. Ziyun Oriental strives to deliver an excellent customer experience and provide customers with peace of mind via feasible and affordable service options. As a customer-oriented company, Ziyun Oriental maintains close cooperation with clients throughout the process, ensuring that every step of the service is precise. It is Ziyun Oriental’s goal to assist their clients to adapt and integrate into the local market as quickly and seamlessly as possible.

Cooperative Partnership with Shanghai Zhengce Law Firm Hanoi Branch

On January 9, 2024 Ziyun Oriental entered into a special legal service contract (the “Agreement”) with Shanghai Zhengce Law Firm Hanoi Branch (“Shanghai Zhengce”). Pursuant to the Agreement, Shanghai Zhengce will provide legal consultation services for Vietnam inspection and establishment of Vietnamese companies to Ziyun Oriental. The initial fee of $4,500 was due within three days of execution of the Agreement, and all other fees will be on a project by project basis. The initial fee did not include translation services, transportation, accommodation, notarization fees or taxes.

The Agreement does not have a specified term and will be ongoing unless either party chooses to terminate. Shanghai Zhengce has the right to terminate the Agreement if it determines Ziyun Oriental fails to pay for its services, has fabricated any facts or engaged in any fraudulent activity. Ziyun Oriental has the right to terminate the Agreement if Shanghai Zhengce fails to perform its duties in accordance with the Agreement or is grossly negligent in its performance.

If any dispute arises between the parties during the term of the Agreement, each party agrees to resolve the dispute through friendly consultation. If there can be no resolution through friendly consultation within thirty (30) working days, either party shall have the right to submit the dispute to the Vietnam International Economic Arbitration Center for arbitration in accordance with its arbitration rules.

The terms of the Agreement are governed by the laws of the People’s Republic of China.

Competitive Strengths

Deepen regional cooperation: Ziyun Oriental has established close cooperative relationships with government departments, industry associations, and well-known law firms in multiple Southeast Asian countries. This allows Ziyun Oriental access to real-time information, which allows them to provide significant support for their customer base.

Customized service upgrading: Ziyun Oriental launched more personalized and customized service packages based on the specific needs of different customers. Ziyun Oriental is a customer-led company and engages with customers throughout the entire process from market research and corporate strategic positioning to specific business connections and project implementation. This ensures that every step is precise, helping customers quickly adapt and integrate into the local market.

Our Strategies

We intend to drive the growth of our business by executing on the following strategies:

●	Client Relationship Optimization. Ziyun Oriental plans to enhance its client relationship management, improve customer experiences, and promote long-term sustainable relationships. Further, it will design personalized service processes based on specific client needs to ensure timely and efficient support at every stage. Additionally Ziyun Oriental will establish a comprehensive customer feedback mechanism, regularly collect customer feedback and improve services in a timely manner to enhance customer loyalty and satisfaction.

49

●	Digitization: Ziyun Oriental plans to utilize big data and institute client management systems to conduct in-depth analysis of client needs and market trends, and provide clients with more accurate service solutions.
●	Social Responsibility and Sustainable Development. Ziyun Oriental aims to fulfill its corporate social responsibility and promote sustainable development and advocate for environmental protection concepts in the process of business development, such as reducing the use of paper materials and promoting digital solutions
●	Broadening geographic scope. Ziyun Oriental intends to expand into other Southeast Asian markets in the next three years.
●	Improve compliance services. Ziyun Oriental intends Strengthen research and monitoring of regulations in various target markets to ensure that clients’ project implementation complies with laws and industry standards

Ziyun Oriental will continue to adhere to the concept of “bring professionalism and dedication in providing customers with excellent individualized service to meet all their needs”. Ziyun Oriental plans to expand its service network to all major economies in Southeast Asia within the next three years and explore opportunities for cooperation with other regions.

Growth Opportunities

Ziyun Oriental’s growth is underpinned by its culture to continuously innovate, its capacity for decision-making without layers of bureaucracy, as well as modern, streamlined infrastructure and systems that were built with to be tailored to each individual customer. Ziyun Oriental believes that all of these advantages allow it to adapt quickly to evolving market dynamics, capture growth opportunities, and forge new paths ahead.

Ziyun Oriental will continue to explore the market in the Southeast Asia, specifically the countries with an active economy and market potential, such as Vietnam, Indonesia, Thailand and Philippines.

Ziyun Oriental intends to scale in the following ways:

Product and service innovation

In order to keep its competitive advantages, Ziyun Oriental will continue to promote the innovation of its services. Ziyun Oriental will continually optimize its existing services, improving their level of quality and efficiency. Moreover, Ziyun Oriental will actively explore new service models, additional customization and more streamlined solutions to meet the increasingly diverse needs of customers. Ziyun Oriental aims to upgrade the intelligence level of services through big data, artificial intelligence and other advanced technologies, providing a more convenient and efficient service experience.

Artificial intelligence, in the context of i Ziyun Oriental’s business, enables software to extract valuable market information from large volumes of data to better serve its customers. Ziyun Oriental’s goal is to address business challenges and reduce reliance on manual labor by adopting mature, ready-to-use software tools.

Currently, Ziyun Oriental does not use such software and instead relies heavily on manual data collection and analysis, or outsources these tasks—both of which are time-consuming, labor-intensive, and costly. Ziyun Oriental hopes to reduce this workload by investing in reliable commercial software solutions, allowing it to reallocate manpower to deliver more personalized services and better meet market demands.

As Ziyun Oriental does not have in-house software developers, it is unable to build custom tools itself. Therefore, Ziyun Oriental is actively evaluating a range of established software products that can enhance its consulting, analysis, and operational efficiency.

Ziyun Oriental’s approach to technology is driven by business needs rather than a focus on specific technical domains. Ziyun Oriental intends to purchase or license commercially proven software products—such as data analytics tools and process automation systems—from third-party vendors to support its consulting services and internal operations.

Ziyun Oriental does not plan to develop proprietary technologies, conduct independent research and development, or make deep investments in specialized fields such as artificial intelligence. Instead, its strategy is centered on adopting ready-made, “plug-and-play” solutions that can be quickly implemented to meet evolving business demands.

Over all, Ziyun Oriental adopts a compliance-centric and conservative approach of the reliance on third-party and any AI technologies and systems.

50

Partnership Expansion

Ziyun Oriental highly values the close cooperation it has with its partners. Ziyun Oriental will keep strengthening its relationships. Ziyun Oriental will actively seek more cooperation opportunities with other domestic and foreign service organizations, industry associations and government departments to establish a larger network and promote the healthy development of the cross-border enterprises in the service industry.

Brand building and Marketing

Brand building is important for Ziyun Oriental to achieve long-term development. Ziyun Oriental will advance the popularity and reputation of the brand by promotional activities through multiple channels and forms. These specific measures include: strengthening the construction and operation of its official website and social media platforms; successful case studies and client evaluations; participation in relevant domestic and international exhibitions and forums to communicate with and learn from peers in the industry; hold its own seminars and training courses both online and offline to boost the recognition and trust in cross-border enterprise services.

Talent Cultivation and Team Building

Ziyun Oriental aims to strengthen and cultivate its talent cultivation. Ziyun Oriental will continue to improve the professional skills and comprehensive quality of its team members through internal training and external learning. It also intends to establish sound incentive and promotion mechanisms to motivate the enthusiasm and creativity of team members. Ziyun Oriental plans to establish a comprehensive incentive and promotion mechanism through performance awards.

Management

Ziyun Oriental has significant experience in the consulting and advisory industry, and is familiar with the industry in Hong Kong and the related regulatory environment. In addition, Ziyun Oriental is always recruiting experienced professionals to join its management team.

Our Customers

For the year ended May 31, 2025, our top five customers accounted for 21.0%, 16.3%, 15.9%, 14.7% and 11.7%; while for the year ended May 31, 2024, our top five customers accounted for: 28.5%, 22.1%, 12.6%, 11.5% and 10.6%. These customers collectively accounted for 82% and 90% of our revenue for the years ended May 31, 2025 and 2024, respectively.

Mr. Yongfei Bao and Shen Yang Health Source Medical Consulting Co., Ltd are our two largest customers and accounted for approximately 21.0% and 16.3% of the Company’s total revenue, respectively, while Mr. Zhengrong Liu and Mr. Renliang Yin accounted for approximately 28.5% and 22.1% of the Company’s total revenue for May 31, 2024. We have and expect to continue to have customer concentration, specifically with Mr. Yongfei Bao, Shen Yang Health Source Medical Consulting Co., Ltd., Mr. Qiang Gao, Mr. Zhengrong Liu and Mr. Renliang Yin. We have contracts with each of these customers, which terms are provisions are detailed below.

For the fiscal year ended May 31, 2024, our top five customers accounted for 28.5%, 22.1%, 12.6%, 11.5% and 10.6%; while for the fiscal year ended May 31, 2023, we had two customers, which accounted for : 67% and 33%. These customers collectively accounted for 85.3% and 100% of our revenue for the fiscal years ended May 31, 2024 and May 31, 2023, respectively.

Mr. Zhengrong Liu and Mr. Renliang Yin are our two largest customers and accounted for approximately 28.5% and 22.1% of the Company’s total revenue, respectively and Mr. Zhengrong Liu accounted for approximately 67.0% of the Company’s total revenue for May 31, 2023. We have and expect to continue to have customer concentration, specifically with Mr. Zhengrong Liu and Mr. Renliang Yin. We have contracts with each of these customers, which terms are provisions are detailed below.

Our customer contracts have the exact same terms and provisions for each customer and are on a non-exclusive basis, which term ends upon the completion of the specified work. Ziyun Oriental acts as an independent contractor under each contract.

All fees paid to Ziyun Oriental are in HKD, unless Ziyun Oriental gives written consent to be paid in foreign currency. All fees are paid to Ziyun Oriental within 60 business days after the execution of a contract. Ziyun Oriental is reimbursed for all reasonable out of pocket expenses, which reimbursement occurs within 14 days upon submission of receipts and documentation by Ziyun Oriental. There are no refund of fees once a customer confirms the services are complete.

Contracts may be terminated at any time by either party by mutual written consent.

51

Ziyun Oriental has the discretion to terminate the agreement if the customer violates any law or ordinance or provides material misrepresentations to Ziyun Oriental. If termination happens for any of the above reasons, any fees paid to Ziyun Oriental are non-refundable.

The contracts have standard indemnification and confidentiality terms and provisions.

The contracts are not assignable by Ziyun Oriental without the consent of the customer. Any dispute related to a contract shall be referred to arbitration under the administration of the Hong Kong International Arbitration Centre. The governing law for any arbitration shall be dictated by Hong Kong law and any arbitration shall take place in Hong Kong. There shall be either one or three arbitrators and the proceedings will be conducted in Chinese.

The contracts terms and provisions may not be waived or modified unless both parties have consented to such in writing.

Geographical Coverage

At present, we only operate in Hong Kong, Vietnam and Thailand, and our goal is to expand our business to other Southeast Asian regions such as Thailand, Singapore and Cambodia.

General Terms With Clients

Ziyun Oriental has the same general terms with all its clients. Ziyun Oriental does not provide legal or accounting services and will use third party service providers if clients have these needs. Any fees Ziyun Oriental receives for third party services are paid that the specific vendor upon completion of the work.

Ziyun Oriental provides services as an independent contractor and does not establish cooperative, joint venture, or employment relationships with customers.

The service fee shall be paid according to Ziyun Oriental’s terms, and the fee shall be paid in Hong Kong dollars (HKD) through bank transfer.

The client reimburses reasonable travel expenses for Ziyun Oriental, such as business airfare.

The agreement may be terminated by written consent of both parties, and Ziyun Oriental may unilaterally terminate due to the client’s illegal behavior, concealment of information, or misrepresentation.

The proprietary information of the client is the property of the client, and the proprietary technology and methods of Ziyun Oriental remain the property of Ziyun Oriental. Both parties shall not use any proprietary information without authorization from the other party.

Any dispute shall be arbitrated by the Hong Kong International Arbitration Centre, with the place of arbitration being Hong Kong and the application of Hong Kong law. The arbitration proceedings shall be conducted in Chinese.

If a part of the contract is invalid, the other terms shall remain valid. The modification or waiver of Ziyun Oriental’s agreements require written consent from both parties.

The agreement is valid for both parties and their successors, and Ziyun Oriental shall not transfer its rights and obligations without the consent of the client.

Seasonality

Up to the date of this prospectus, we have not experienced any pronounced seasonality, but such fluctuations may have been masked by our rapid growth.

Pricing Strategies

Ziyun Oriental clearly lists all service items and all services have fixed pricing. The price of each service is consistent with current market rates to ensure that clients are getting the most value for their money. Ziyun Oriental’s are transparent and competitive.

52

Ziyun Oriental bases its cost calculations on direct and indirect costs of the services they provide. This includes but is not limited to labor costs, material costs, operating expenses, and delivery and management costs of services. Ziyun Oriental continuously optimizes its service processes and operational efficiency to ensure that it can provide clients with high-quality services at reasonable prices while maintaining profitability.

Sales and Marketing

The majority of Ziyun Oriental’s marketing and sales is via word of mouth from its clients. Ziyun Oriental’s clients organically share their experiences and opinions about its services. Ziyun Oriental believes this to be a powerful marketing tool because people tend to trust the recommendations of their friends and family over traditional media. This sense of trust and customer satisfaction has helped Ziyun Oriental create a solid reputation in the market and attract more potential customers.

In addition, Ziyun Oriental also utilizes its network for promotion. Ziyun Oriental’s partnerships typically have extensive network resources in their respective industries, and their recommendations further enhance the trust of Ziyun Oriental’s brand. Through the dissemination of this interpersonal network, Ziyun Oriental can have further to potential clients.

Ziyun Oriental attracts potential clients through website promotion where they showcase their service advantages and successful projects.

Quality Control

Ziyun Oriental has strict quality control processes regarding their services

Ziyun Oriental has a standardized service process. Ziyun Oriental has established a clear execution framework for each service project, with clear steps and management standards from Ziyun Oriental communication requirements, data research, solution design and report delivery. Each project follows this process to ensure efficient and compliant completion, and thorough internal review. Ziyun Oriental fields client feedback, and provides subsequent support, ensuring that the final deliverables meet clients’ needs and company quality standards.

Ziyun Oriental has the highest quality teams for each project. Ziyun Oriental’s services are provided by an experienced professional team. Each team member has solid industry knowledge and practical experience, ensuring that every aspect of the project can be executed efficiently and with high quality. Team members receive regular training to continuously improve their professional skills and service levels.

Ziyun Oriental maintains project supervision and quality management. Each project has dedicated team members responsible for execution and supervision, ensuring a smooth process for each project. During the project implementation process, Ziyun Oriental has established regular progress tracking and quality inspection mechanisms to ensure that each service meets its high standards of quality requirements. The project manager will promptly follow up on the progress of the project to ensure that any issues are resolved in a timely manner.

Ziyun Oriental believes in compliance and risk control. Ziyun Oriental attaches great importance to the compliance of its services. All reports and services provided are reviewed within the framework of legal and industry standards to ensure compliance with local laws, regulations, and industry best practices. During the project execution process, Ziyun Oriental will regularly assess potential risks and take corresponding control measures to ensure the smooth progress of the project and minimize customer risks to the greatest extent possible.

Ziyun Oriental engages in continuous improvements based on client feedback. To ensure that Ziyun Oriental’s services remain at the forefront of the industry, they regularly collect client feedback and evaluate the quality of their services and client satisfaction. Based on client feedback, Ziyun Oriental continuously optimizes their service processes and management methods. Ziyun Oriental also regularly provides professional training to team members, update service standards, and ensure continuous improvement of service quality.

Competition

Ziyun Oriental faces competition from global and regional consulting companies. These companies offer extensive networks and comprehensive services, including advanced technology, competitive pricing, and strong customer service capabilities. To maintain competitiveness, Ziyun Oriental focuses on providing high-quality, customized services, leveraging expertise, and maintaining strong relationships with clients through dedicated support and tailored solutions.

53

Ziyun Oriental competes with other consulting companies which typically have more resources and more extensive global networks, enabling them to offer competitive pricing and reliable services. Additionally, they may have long-term relationships with their clients, enhancing their operational efficiency.

To compete effectively, Ziyun Oriental emphasizes efficient operational management, strong collaboration and coordination with clients and third party service providers, and transparent fee structures. By offering personalized client services and flexible options, Ziyun Oriental strives to stand out in the market and build long-term client loyalty.

Our Employees

We had 5 full-time employees as of May 31, 2025. All of our employees are stationed in Hong Kong. The following table sets forth the number of our full-time employees categorized by function as of May 31, 2025:

Function	Number of Employees
Front Desk and Administrative Support	1
Business Department	1
Accounting and Finance	3
Total	5

We had 4 full-time employees as of May 31, 2024. All of our employees are stationed in Hong Kong. The following table sets forth the number of our full-time employees categorized by function as of May 31, 2024:

Function	Number of Employees
Front Desk and Administrative Support	1
Business Department	1
Accounting and Finance	2
Total	4

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Properties

As of the date of this prospectus, we entered into the following lease agreements:

Location	Term of Lease	Usage
Room No.809, 8/F Tsim Sha Tsui Centre 66 Mody Road Kowloon	February 1, 2024 to January 31, 2028	Office

Licenses and Permits

Apart from the business license and other company establishment permits, the company does not have any additional permits or licenses.

54

Insurance

We maintain employees’ compensation insurance for our directors and employees at our office with Sun Life Hong Kong Limited, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the years ended May 31, 2025 and 2024 and as of the date hereof, neither we nor any of our subsidiary has been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

Intellectual Properties

REGULATION

Our business operations are conducted in Vietnam and Hong Kong and are subject to Vietnam and Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Vietnam and Hong Kong.

Vietnam

Employment Laws

The principal statute currently governing employment is Labor Code No. 45/2019/QH14 which has come into effect since 1 January 2021.

Labor contract

Employment relationships are governed by the contractual agreement between employers and employees. Labor contracts may take one of the following forms: (i) indefinite-term labor contract; or (ii) definite-term labor contract (the term of which must not exceed thirty-six months from the effective date of the contract).

A labor contract shall have mandatory contents such as the particulars of employer, particulars of employees, details of job, employment term, wage/salary, working and resting time and social insurance.

A signed labor contract may be terminated under circumstances specified under the laws. In certain events of termination (such as unilateral termination or dismissal or termination due to restructuring), the terminating party shall comply with the specific procedures and conditions required by laws.

Labor safety and hygiene

Employers (engaging in service sectors) and employees are subject to various requirements on labor safety and hygiene at the workplace such as training classes on labor safety and hygiene, and periodic health checks.

55

Foreign employees

Foreigners who work in Vietnam are required to obtain a work permit or a confirmation from the local labor authority that they are exempted from work permits. The term of a work permit shall not exceed two years. The term of labor contract of a foreigner working in Vietnam must not exceed the term of the work permit.

Statutory insurance

Employers and employees shall contribute compulsory social insurance (SI), health insurance (HI) and unemployment insurance (UI) on a monthly basis to the social insurance fund. The contribution is calculated based on salary at various rates. Currently, the total rates contributed by the employer and the employee are 21.5% and 10.5% respectively. The UI scheme is not applicable to the foreign employees.

Foreign Exchange Control Laws

The legislation regulating the foreign exchange market in Vietnam is Ordinance No. 28/2005/PL-UBTVQH11 on Foreign Exchange Control which has come into effect since 1 June 2006 (as amended by Ordinance No. 06/2013/UBTVQH13 which has come into effect since 1 January 2014) and its guidance instruments. A company incorporated under the laws of Vietnam is designated as a “resident” for exchange control purposes in Vietnam. This includes foreign owned enterprises.

Foreign currency payment

Foreign currency payments within the territory of Vietnam are strictly prohibited for most of transactions between Vietnamese residents and are subject to the strict control of the State Bank of Vietnam. The law provides the some exceptions such as: (i) resident organizations may internally transfer capital in foreign currencies via bank transfer (as between an entity with legal status and a ‘dependent accounting entity’ or vice versa); (ii) residents may contribute capital in foreign currencies in order to implement foreign investment projects in Vietnam; and/or (iii) residents are entitled to receive payments in foreign currencies made via bank transfers in accordance with import or export contracts.

Foreign currency conversion and remittance

A resident company incorporated under the laws of Vietnam is allowed to remit overseas foreign currency to meet its payment requirements for permitted transactions with non-residents, subject to the selling bank’s verification. Certain permitted transactions includes (i) payments and remittance in relation to import and export of goods and services; (ii) short-term commercial credit loans and bank loans; (iii) payments and remittance in relation to revenues from direct and indirect investment; (iv) remittance in relation to a reduction and subsequent repayment of direct investment capital; (v) payments for principal and interest under foreign loans; (vi) unilateral transfer; and/or (vii) other payments and transfers as prescribed by the State bank of Vietnam

Foreign currency bank account

A resident foreign owned enterprise shall open a direct investment capital account (DICA) in foreign currency with an authorized bank in Vietnam for its direct investment in Vietnam for the following general purposes: (i) receipt of charter capital contributions; (ii) disbursement outside Vietnam of capital, profit, and other legal revenue of a foreign investor; and/or (iii) other revenue and disbursement transactions relating to direct foreign investment activities.

Repatriation of profit

There are no restrictions on the transfer abroad of the following so long as foreign investors have satisfied all financial obligations owed to the Government of Vietnam: (i) invested capital and proceeds from liquidation of investments; (ii) income derived from business investment activities; and/or (iii) other money and assets lawfully owned by the investor. Foreign investors are not permitted to remit profits if the investee company has accumulated losses.

Intellectual Property Rights Laws

The principal statute currently governing intellectual property rights is Law No. 50/2005/QH11 on Intellectual Property coming into effect from 1 July 2006, as amended and supplemented from time to time.

Copyright

Authors who use their own time, finance and material or technical facilities to create works shall have the moral rights and the economic rights under the laws. Meanwhile, an organization which assigns its staff or engages an author to create a work shall have certain moral rights and economic rights, unless otherwise agreed. No copyright registration is compulsory in Vietnam.

56

Trademark and industrial design

Registration of trademark or industrial design is not compulsory under laws of Vietnam either. An organization may register for protecting its (i) industrial designs the creation of which is funded by such organization in the form of job assignment or engagement with authors (unless otherwise legally agreed) and (ii) trademarks in relation to the products produced or services provided by such organization, from unlawful usage by third parties.

A certificate of registered trademark shall be valid from the grant date until the end of ten years from the filing date, and may be renewed for many consecutive terms, each of ten years. An industrial design patent shall be valid from the grant date until the end of five years from the filing date, and may be renewed for two consecutive terms, each of five years.

Personal Data Protection Laws

The principal legislation currently governing matters in relation to personal data protection are Law No. 24/2018/QH14 on Cyber Security which has come into effect since 1 January 2019, Decree No. 53/2022/ND-CP which has come into effect since 1 January 2022 and Decree No. 13/2023/ND-CP which has come into effect since 1 July 2023.

Personal data protection laws apply to organizations and individuals that are involved in the processing of personal data (data controller, data processor, or third party) and natural persons who are identified or identifiable from the personal information (data subject).

The consent of the data subject is required before carrying out the processing of the personal data. The consent must be expressly made (silent consent is not permitted) and can be partial or conditional. The data subject has the right to access and review their personal data. If the data subject withdraws consent, the relevant personal data must be deleted within a statutory period.

Within sixty days from the date of data processing, organizations must submit a personal data protection impact assessment for the evaluation by the Ministry of Public Security (Department of Cybersecurity and High-Tech Crime Prevention and Control). The impact assessment needs to be amended or updated upon any changes in the extent of the personal data processed by organizations.

Transfer of personal data of Vietnamese citizens abroad requires a relevant impact assessment primarily including a description of reasons, the purposes of transferring the data abroad and relevant consent of the data subjects, as well as a written data transfer agreement with the foreign entity that receives the data. Impact assessment dossier needs to be sent to the Ministry of Public Security within sixty days from the date of processing of personal data and must be available for inspection at the organization. Organizations must update their impact assessment in case of changes and send an update to the Ministry of Public Security.

The above-mentioned procedures at the Ministry of Public Security have just been promulgated without clear guidance; therefore, there are certain difficulties in compliance with the said obligations.

Further, domestic and foreign service providers on telecom networks, on the Internet, and other value-added services in cyberspace in Vietnam carrying out activities of collecting, exploiting, analyzing and processing certain personal data in Vietnam must store such data in Vietnam for a specified period as stipulated by the Government. A foreign enterprise providing certain services into Vietnam on a cross-border basis will be subject to the data storage in Vietnam and the establishment of a branch or representative office in Vietnam if such foreign enterprise falls into the required case which needs more supervision from the Vietnam Government.

Anti-money Laundering Laws

The principal statute currently governing the anti-money laundering in Vietnam is Law No. 14/2022/QH15 on Anti-money Laundering which has come into effect since March 1, 2023 (replacing Law No. 07/2012/QH13 dated 18 June 2012). Various acts in relation to the money-laundering are prohibited which includes the organizing, participating in or facilitating, assisting in the conduct of money laundering.

Money laundering is a prohibited act and classified as a crime under Criminal Code No. 100/2015/QH13 which has come into effect since 1 January 2018 and been amended from time to time. Acts of money laundering generally includes:

(i)	directly or indirectly participating in financial/banking transactions or other transactions to conceal the illegal origin of the money or property obtained through their commission of a crime or obtained through another’s commission of a crime to their knowledge;

57

(ii)	using money or property obtained through their commission of a crime or obtained through another’s commission of a crime to their knowledge for doing business or other activities;

(iii)	concealing information about the true origin, nature, location, movement or ownership of money or property obtained through their commission of a crime or obtained through another’s commission of a crime to their knowledge or obstructing the verification of such information; or

(iv)	committing any of the offences specified in any of the above points in the knowledge that the money or property is obtained through transfer, conversion of money or property obtained through another’s commission of a crime.

Individuals convicted may be subject to fines, imprisonment of up to fifteen years and confiscation of assets. Legal entities convicted may be subject to fines, or definite or indefinite suspension of operation.

Hong Kong

Hong Kong Laws and Regulations relating to Protection of Personal Data

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which came into full effect in Hong Kong on August 1, 1996, aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 – purpose and manner of collection of personal data;
●	Principle 2 – accuracy and duration of retention of personal data;
●	Principle 3 – use of personal data;
●	Principle 4 – security of personal data;
●	Principle 5 – information to be generally available; and
●	Principle 6 – access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

Hong Kong Laws and Regulations relating to Trade Description

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”), which came into full effect in Hong Kong on April 1, 1981, aims to prohibit false or misleading trade description and statements to goods and services provided by traders to the consumers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods and services or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

58

Hong Kong Laws and Regulations relating to Supply of Services

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SSITO”), which came into full effect in Hong Kong on October 21, 1994, stipulates that in a contract for the supply of service, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SSITO provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. The SSITO also provides that where, under a contract for the supply of a service, the consideration for the service is not determined by the contract, is not left to be determined in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the party contracting with the supplier will pay a reasonable charge.

Hong Kong Laws and Regulations relating to Exemption Clauses in a Contract

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”), which came into full effect in Hong Kong on December 1, 1990 aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

The Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”), which came into full effect in Hong Kong on April 4, 2003 provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trade mark, including selling and importing goods bearing a forged trade mar, or possessing or using equipment for the purpose of forging a trade mark.

The Patents Ordinance (Chapter 514 of the Laws of Hong Kong), which came into full effect in Hong Kong on June 27, 1997 provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. Pursuant to the Patents (Amendment) Ordinance 2016, which came into full effect in Hong Kong on 19 December 2019 provide a new framework for a new patent system - an “original grant patent” system, running in parallel with the “re-registration” system.

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”), which came into full effect in Hong Kong on July 13, 2001 provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

59

Hong Kong Laws and Regulations relating to Employment

Pursuant to the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), which came into full effect in Hong Kong on May 1, 2011, an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from 1 May 2025, the statutory minimum hourly wage rate is HK$42.1. Failure to comply with MWO constitutes an offence under EO.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Zixiao Hui	33	Chairman of the Board and Chief Executive Officer
Xiaohua Gu	52	Chief Financial Officer
Mr. Jeffrey Yick	40	Independent Director nominee(1)
Zijian Tong	46	Independent Director nominee(1)
Francis Zhang	44	Independent Director nominee(1)

(1)	The nominee of independent director will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Zixiao Hui, Chairman and Chief Executive Officer

Mr. Hui is the founder of our Company and has served as the chairman and chief executive officer since our inception. Mr. Hui currently serves as Chairman at PetroChina Huifeng (Dalian) Petrochemical Co., Ltd., which he founded in September 2017, Jiangsu Yalu Cloud enterprise management consulting Co., LTD which he founded in December 2021, and Ziyun Oriental Consulting Management Co., LTD, which he founded in October 2021. He also serves as Chairman of CNPC Huifeng, which he founded in September 2017, and which established a high-density oil trade business route in northeast China. Mr. Hui has significant experience in founding enterprises, entrepreneurship and enterprise management, Mr. Hui holds a bachelor’s degree from Liaoning Huashang College of Economics.

The Company believes Mr. Hui’s vast business experience qualifies him to serve on our board of directors.

Xiaohua Gu, Chief Financial Officer

Mr. Xiaohua Gu has served as our chief financial officer since March 2025. Mr. Gu has more than 20 years of experience in financial auditing and accounting. From August 2016 to October 2024 Mr. Gu served as the chief financial officer of Dragon Victory International Limited, now known as Metalpha Technology Holding Limited. (trading Symbol “MATH”). Prior to that, Mr. Gu was a partner of RichLink International Investment Co., Ltd. from March 2012 to July 2016, and served as the Associate Director at HEP CPA Shanghai Branch from March 2010 to February 2012. From July 2006 to February 2010, he was the Hangzhou branch manager of the KPMG Consulting (China) Co., Ltd. Mr. Gu is a Fellow of the Institute of Public Accountant (IPA) Australia. Mr. Gu holds a Bachelor’s Degree in Management of Tourism from Shanghai University and a Master’s Degree in Econonucs from Leeds Metropolitan University.

60

Mr. Jeffrey Yick, Independent Director Nominee

Mr. Jeffrey Yick will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Yick has a rich and diverse work background with extensive experience in the legal and corporate sectors. Since May 2023, he has been a founding partner at Yick & Chan Solicitors, covering a wide range of legal areas including corporate finance, litigation, and more. From March 2015 to May 2023, he was a partner at Cheung & Choy Solicitors, engaged in corporate finance, litigation, mergers & acquisitions, real estate and land compulsory sale, fund setup, insurance, and bankruptcy and liquidation. Prior to that, from April 2015 until June 2015, Mr. Yick served as the company secretary and general counsel at Hao Tian Development Group Limited (00474.HK) and from April 2013 to March 2015, an associate lawyer in corporate finance at Loong & Yeung, Solicitors. From March 2012 to April 2013, he worked at Edwards Wildman Palmer as a trainee solicitor and then associate lawyer, handling commercial law and corporate finance. From July 2010 to March 2012, he was a trainee solicitor at Cheung, Tong & Rosa, Solicitors, focusing on litigation. He also served as a director at Mengke Holdings Limited (01629.HK) from November 2016 to December 2018 and at China Eco Farming Limited (08166.HK) from September 2014 to August 2024. Mr. Yick holds a Bachelor of Science (Hons) in Surveying with Second Class Honours, Upper Division from The Hong Kong Polytechnic University. He also holds a Postgraduate Certificate in Laws (PCLL) and a Juris Doctor (JD) with a from The Chinese University of Hong Kong.

The Company believes Mr. Yick’s vast legal experience and expertise qualifies him to serve on our board of directors.

Zijian Tong, Independent Director Nominee

Mr. Zijian Tong will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. With over two decades of experience across China and New Zealand, Mr. Tong has expertise in finance and capital markets, investment strategy, financial planning, and corporate governance. In December 2022 Mr. Tong founded Embrace Future International Limited, a capital market and business consulting firm specializing in helping companies transition from private to public status and provides advisory services for mergers and acquisitions (M&A), strategic investments, reverse takeovers, de-SPAC transactions, investor relations, and recapitalizations. Previously, from November 2017 to December 2021, Mr. Tong served as a partner at CNZF Management Co. Ltd. where he focused on fintech, agritech, and real estate investments. Previously, Mr. Tong also held key roles in several companies, including as Investor Relations Director and Board Secretary at China Talent Group from January 2012 to June 2017, Vice President of Finance at Rodobo International Inc. from August 2010 to December 2011, and Vice President at China Hand Fund I, LLC from July 2008 to July 2010. Mr. Tong has served as a director of Decent Holding Inc. (Nasdaq: DXST) since January 2025. Mr. Tong has also served as a director of PS International Group Limited (Nasdaq: PSIG) since July 2024. Mr. Tong holds a Bachelor’s Degree in Economics from Dalian Maritime University and a Master’s degree in Banking and Insurance from the Institut Des Hautes Etudes Economiques et Commerciales (INSEEC) in Bordeaux, France, Mr. Tong is a Fellow of the Certified Practising Accountant (FCPA) Australia. He is also a Fellow Chartered Management Accountant (FCMA) and Chartered Global Management Accountant (CGMA), recognized by AICPA-CIMA in the United Kingdom.

The Company believes Mr. Tong’s experience in the financial industry qualifies him to serve on our board of directors.

Francis Zhang, Independent Director Nominee

Mr. Francis Zhang will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Zhang served as the chief financial officer and director of Jiuzi Holdings Inc (Nasdaq: JZXN) from August 2020 to August 2024. Prior to joining Jiuzi Hoildings, Inc., from February 2019 to July 2020, he served as the Executive Director of Shanghai Qianzhe Consulting Co., Ltd, where he was mainly responsible for overseas M&A projects, and follow-on investments and management of newly formed financial holding groups. From June 2013 to January 2019, he served as the Deputy General Manager of Tebon Innovation Capital Co., Ltd, where he was responsible for business development and asset management. From May 2012 to May 2013, he was the Senior Manager of the Investment Department at Sanhua Holding Group, where he was in charge of overseas M&A projects, new financial investments, and post-investment management. From May 2010 to May 2012, Mr. Zhang was the Investment and Asset Management Supervisor at China Calxon Group Co., Ltd.’s Capital Management Centre. He handled the private placement of newly listed companies, oversaw capital market financing, and reviewed and appraised operating investment projects. From August 2006 to May 2010, he served as the Assistant Manager of the Investment Banking Department of KPMG Advisory (China) Limited, where he engaged in several auditing and financial advisory projects, which included public-listed companies and IPO projects. Mr. Zhang holds a Bachelor’s Degree in Economics from Zhejiang University of Technology, a Master’s Degree in Economy   from the University and a Master’s Degree in Science in Finance with honors from Leeds Metropolitan University.

The Company believes Mr. Zhang’s experience with capital markets qualifies him to serve on our board of directors.

61

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of 3 Directors, comprising 3 and three independent Directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We will establish three committees under the board of directors immediately upon effectiveness: of an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Mr. Jeffrey Yick, Mr. Zijian and Mr. Francis Zhang, upon the effectiveness of their appointments. Mr. Francis Zhang will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Mr. Jeffrey Yick, Mr. Zijian and Mr. Francis Zhang upon the effectiveness of their appointments. Mr. Zijian Tong will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

62

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee will consist of Mr. Jeffrey Yick, Mr. Zijian and Mr. Francis Zhang upon the effectiveness of their appointments. Mr. Jeffrey Yick will be the chair of our nominating committee. We have determined that Mr. Jeffrey Yick, Mr. Zijian and Mr. Francis Zhang, satisfy the “independence” requirements under NASDAQ Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association (as may be amended from time to time) and the class rights vested thereunder in the holders of the shares. Our company has a right to seek damages against any director who breaches a duty owed to us. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous years, or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association (as may be amended from time to time).

63

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, we may indemnify our directors and officers, among other persons, from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officer during the years ended May 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Zixiao Hui -	2025	23,118	-	-	-	23,118
Chairman and Chief Executive Officer	2024	23,015	-	-	-	23,015

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officer during the years ended May 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Zixiao Hui -	2024	23,015	-	-	-	23,015
Chairman and Chief Executive Officer	2023	22,969	-	-	-	22,969

Employment Agreement with Zixiao Hui

On January 1, 2023, the Company entered into an employment agreement with Zixiao Hui. Pursuant to Mr. Xu’s employment agreement, he will serve as the Company’s Chairman of the Board until January 1, 2028 on a full-time basis. Mr. Hui will receive a yearly salary of (HKD15,000) approximately $1,932.11 and is eligible to receive a bonus at the discretion of the board of directors.

Mr. Hui is also eligible to participate in any benefits plan and incentive plan that may be adopted by the Company in the future. Mr. Hui is entitled to reimbursement by the Company of reasonable expenses incurred by him in the course of his duties, provided he properly accounts for such expenses in accordance with the Company’s policies and procedures.

The Company may terminate Mr. Hui’s employment for cause (as defined in the employment agreement) at any time without notice or renumeration, unless such renumeration is required by applicable law. Mr. Hui will be entitled to receive any salary earned prior to termination, but is not entitled to severance benefits.

The Company may terminate Mr. Hui’s employment without cause (as defined in the employment agreement) at any time with prior written notice. Upon termination by the Company without cause, the Company shall provide the following payments and benefits to Mr. Hui: (i) a lump sum cash payment equal to 12 months of Mr. Hui’s base salary at the date of such termination, (ii) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any, (iii) payment of premiums for continued health benefits under the Company’s health plan for 12 months following the termination, if any, and (iv) immediate vesting of 100% of the then un-vested portion of any outstanding equity awards held by Mr. Hui.

If Mr. Hui is terminated pursuant to a change of control transaction (as defined in the employment agreement), he shall be entitled to: (i) a lump sum cash payment equal to 12 months of Mr. Hui’s base salary at a rate equal to the greater of his annual salary in effect immediately prior to termination, or his current annual salary as of the date of termination, (ii) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any, and (iii) immediate vesting of 100% of the then un-vested portion of any outstanding equity awards held by Mr. Hui.

Mr. Hui may terminate his employment at any time with prior written notice if (i) there is a material reduction in his authority, duties and responsibilities, or (ii) there is a material reduction in his salary. In the event Mr. Hui terminates his employment, he shall receive an amount equal to 12 months of the base salary he is entitled to immediately prior to the termination.

64

Mr. Hui may resign from his position prior to the expiration of the employment agreement if such resignation is approved by the board of directors or an alternative arrangement with respect to the employment is agreed to by the board of directors.

The employment agreement contains customary confidentiality, non-solicitation and non-disclosure covenants. Mr. Hui also agrees, during the term of his employment, that he will not engage in other employment or business activities related to the business in which the Company is now involved or becomes involved without the prior written consent of the Company.

The employment agreement is governed by the laws of the Cayman Islands.

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forma a part, for the fiscal year ended May 31, 2025, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Code of Conduct and Ethics and Executive Compensation Recovery Policy

Prior to the effectiveness of this registration statement, we will adopt (i) a written code of business conduct and ethics that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the policy, and any waivers of the policy for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named Executive Officers;

●	each of our Directors and Director nominees; and

●	all of our current Executive Officers, Directors and Director nominees as a group.

The calculations in the table below are based on 15,000,000 Ordinary Shares outstanding as of the date of this prospectus, and 16,500,000 Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option. All of our shareholders who own our Ordinary Shares have the same voting rights.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

65

As of the date hereof, we have 6 shareholders of record.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned Immediately after This Offering
	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors and Executive Officers:
Zixiao Hui Chief Executive Officer, Chief Financial Officer and sole Director	11,325,000	75.5%	11,325,000	68.64%
All Directors and Executive Officers as a Group (1 person)	11,325,000	75.5%	11,325,000	68.64%

RELATED PARTY TRANSACTIONS

Balance with related parties

	Note	May 31, 2025	May 31, 2024
Amount due from a shareholder:
Mr. Zixiao Hui	(a)	$—	$242,811
Less: allowance for expected credit loss		—	(5,091)
		$—	$237,720

Amount due to shareholders:
Mr. Zixiao Hui	(a)	213,368	—
Ms. Na Li	(d)	$72,863	$—

Amount due to related parties:
Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd.	(b)	$183,724	$212,071
Mr. Bing Yuan	(c)	$—	$29,628

The amount due from a shareholder, the amount due to shareholders, and the amount due to related parties were unsecured, interest free with no specific repayment terms.

(a)	Mr. Zixiao Hui is CEO, director and a shareholder of the Company.

(b)	Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd. is wholly owned by Mr. Zixiao Hui, director of the Company.

(c)	Mr.Bing Yuan was a shareholder of the Company through Yun’erya Consulting Management Co., Ltd. He was also a director of the Company. On October 1, 2024, Yun’erya Consulting Management Co., Ltd sold all the Company’s ordinary shares and Mr. Bing Yuan is not a shareholder of the Company thereafter. On January 16, 2025, Mr. Yuan resigned his position as Director.

(d)	Ms. Na Li is a shareholder of the Company after Mr. Bing Yuan transferred his shares on October 1, 2024.

66

Transactions with related parties

		For the Years Ended May 31,
Name	Nature	2025	2024
Staff cost paid to Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd. (b)	Cost of revenues	$7,233	$418,764

Staff cost paid to Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd. (b)	General and administrative expenses	$32,246	$81,369

Consulting service fee to Ms. Na Li (d)	Cost of revenues	$341,485	$—

Salaries to Mr. Zixiao Hui (a)	General and administrative expenses	$23,118	$23,015

The movement of allowance for expected credit loss is as follow:

	May 31, 2025	May 31, 2024
Balance at beginning of the year	$5,091	$—
Provision	—	5,091
Reversal	(5,114)	—
Exchange adjustment	23	—
Ending balance	$—	$5,091

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time) (which is referred to in this section as, respectively, the “memorandum” and the “articles”), the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000, divided into 500,000,000 ordinary shares, par value US$0.0001 per share. All of our shares to be issued in the offering will be issued as fully paid and non-assessable. As of the date of this prospectus, there are 15,000,000 Ordinary Shares issued and outstanding. At the completion of this Offering, there will be 16,500,000 Ordinary Shares issued and outstanding.

Ordinary Shares

Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As at the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YLY” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

67

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles, our articles provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, the share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, at each general meeting, on a show of hands each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote. On a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a general meeting or a meeting of holders of any class of shares. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our memorandum and articles.

Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene a meeting of shareholders whenever they think necessary or desirable. At least seven days’ notice of a general meeting (exclusive of the day on which notice is served or deemed to be served, but inclusive of the day for which notice is given) shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors. Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least seventy-five percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

68

Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at a general meeting of the Company holding not less than 10% of the rights to vote at such general meeting in respect to the matter for which the meeting is requested, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 days’ from the date of receipt of the written requisition, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. one or more shareholders present in person or by proxy and entitled to vote at that meeting shall form a quorum. If, within fifteen minutes from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors, and if, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting, the shareholders present in person or by proxy at the meeting shall be a quorum. Subject to the articles, at every meeting, the shareholders present in person or by proxy may choose someone of their number to be the chairman.

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholder or shareholders present and entitled to vote shall form a quorum.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by one or more shareholders present in person or by proxy entitled to vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, may if he wishes cast a second or casting vote.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

69

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders.

The Companies Act and our memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the articles. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

70

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	subdivide our existing shares, or any of them, into shares of a smaller amount than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled, or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce its share capital in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

71

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

72

	Delaware	Cayman Islands
Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

73

	Delaware	Cayman Islands

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

74

	Delaware	Cayman Islands
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association of a company.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Companies Act but our articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

75

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

76

Delaware	Cayman Islands
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

77

	Delaware	Cayman Islands
Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where: (a) a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and (c) those who control the company are perpetrating a “fraud on the minority”.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within twenty-one clear days’ from the date of receipt of the requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

78

	Delaware	Cayman Islands

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Companies Act, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and though we intend to apply listing on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering, we will have 16,500,000 Ordinary Shares issued and outstanding.

Lock-Up Agreements

Our directors, officers and holders of more than 5% of the Company’s outstanding Ordinary Shares as of the effective date of the Registration Statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of six (6) months from the closing of this Offering; and each of the Company and any successors of the Company will agree, for a period of three (3) months from the closing of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

79

Rule 144

All of our Ordinary Shares outstanding prior to this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of Ordinary Shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 165,000 Ordinary Shares immediately after this Offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling the Ordinary Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of material Cayman Islands, Vietnam, Hong Kong, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

80

Vietnam Taxation

Vietnam currently Vietnam levies taxes on individuals or corporations based upon income generated from investment in securities. U.S. Holders may be subject to Vietnamese personal income tax or corporate if satisfying relevant conditions under the laws of Vietnam.

As for personal income tax, personal income taxpayers include, among others, resident individuals with taxable income arising outside the territory of Vietnam. Residents are those individuals satisfying one of the following criteria: (i) being present in Vietnam for a period of 183 days or more within one calendar year or within 12 consecutive months from the date of entry into Vietnam; or (ii) having a regular resident location in Vietnam being a residential location for which permanent residence has been registered or a property rented pursuant to a lease for a term for residential purpose.

As for corporate income tax, (i) an enterprise established pursuant to the laws of Vietnam must pay tax on taxable income arising outside Vietnam, and (ii) a foreign enterprise with a resident establishment in Vietnam must pay tax on taxable income arising outside Vietnam and relating to the operation of such resident establishment. Resident establishment of a foreign enterprise means a production and/or business establishment via which a foreign enterprise conducts part or all of its production and/or business activities in Vietnam such as branches, operational offices and other forms as provided under the laws of Vietnam.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively. Profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

81

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

82

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our Ordinary Shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore fluctuations in the market price of our Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

83

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the Ordinary Shares on Nasdaq Capital Market. Provided that this listing is approved, we believe that the ordinary should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally(i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to- market election in respect of our Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

84

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Ordinary Shares will be treated as marketable stock upon their listing on Nasdaq Capital Market. We anticipate that our Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our Ordinary Shares if we are or become a PFIC.

UNDERWRITING

We have entered into an underwriting agreement dated             , 2025 with Cathay Securities, Inc., or the Representative, acting as the lead managing underwriter and book-runner with respect to the shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of shares set forth opposite their respective names below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
Cathay Securities, Inc.
Revere Securities LLC
Total

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Shares sold by us in this offering, solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discounts.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are not obligated to take and pay for all of the shares offered by this prospectus if any such shares are not taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may allow, and certain dealers may re-allow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Discounts and Expenses

The underwriting discounts are 7.0% of the initial public offering price.

The following table shows the price per Share and total public offering price, underwriting discounts and proceeds before expenses to us.

Total Per Share
Public offering price	US$
Underwriting discounts to be paid by us:	US$
Proceeds, before expenses, to us	US$

We have also agreed to pay the underwriters advisory fees (the “Advisory Fees”) in the amount of $100,000, of which $50,000 were paid upon the execution of an engagement agreement with Revere Securities LLC (the “Engagement Agreement”) and $50,000 were paid within three business days of the first public filing of the registration statement of which this prospectus forms a part.

85

We will also pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the shares.

We have agreed to reimburse the underwriters up to a maximum of US$230,000 for out-of-pocket accountable expenses (the “Accountable Expenses”) (including all reasonable fees, expenses and disbursements relating to background checks of our Executive Officers and Directors, legal fees, costs and expenses incurred by the underwriters, including but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) in connection with the performance of its services.

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discounts and non-accountable expense allowance, will be approximately US$____ including a maximum aggregate reimbursement of US$230,000 of the underwriters’ Accountable Expenses.

Warrants

We have also granted the underwriters (or their permitted assignees) warrants equal to 5% of the total number of Shares issued in this Offering. The warrants are exercisable at a price of $____ (120% of the offering price of the Shares in this offering). The warrants are exercisable from the date of issuance and for a three year term. The warrants contain cashless exercise provisions and are non-callable and non-cancelable. The warrants have demand and piggy-back registration rights at the Company’s expense and contain customary anti-dilution provisions for stock dividends, splits, mergers and any future stock issuance at a price below the exercise price and provide for automatic exercise immediately prior to expiration.

Lock-Up Agreements

Our Executive Officers, Directors and principal shareholders (5% or more shareholders) have agreed for a period of six months from the date of this prospectus, and we have agreed for a period of three months from the closing of this offering, not to (A) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company; or (B) file or caused to be filed any registration statement with the SEC relating to the offering of any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company, without the prior written consent of the Representative.

Right of First Refusal

We have agreed to grant Revere Securities LLC (“Revere”), for the 12-month period from the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in Revere’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner and/or lead or joint-lead placement agent, initial purchaser in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its share capital or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the share capital or assets of the Company, and any merger or consolidation of the Company with another entity. If Revere fails to accept in writing any such proposal within fifteen (15) business days after receipt of a written notice from us containing such proposal, Revere will have no claim or right with respect to any such sale contained in any such notice. The Right of First Refusal granted hereunder may be terminated by the Company for “cause,” which shall mean a material breach by Revere of the terms of its engagement letter with the Company or a material failure by the Revere to provide the services as contemplated by such engagement letter.

Indemnification and Escrow

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities. The Company has agreed to establish and maintain and SEC compliant offering deposit or escrow account with $100,000 in order to provide a source of funding for certain indemnification obligations of the Company to the underwriters and other indemnified persons. The escrow account shall be held for a period of twelve months after the closing on this offering

Nasdaq

We will apply to have our Shares approved for listing on the Nasdaq under the symbol “YLY.” We make no representation that such application will be approved or that our Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such shares will be listed on the Nasdaq at the completion of this offering.

86

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the U.S. federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Shares or preventing or retarding a decline in the market price of our Shares. As a result, the price of our Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Shares. These transactions may occur on the Nasdaq. If any of these transactions are commenced, they may be discontinued without notice at any time.

87

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank borrowings) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares offered by this prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

88

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (the “CWUMPO”), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CWUMPO, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

89

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Australia

This prospectus:

● does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

● has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

● may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

90

New Zealand

The Ordinary Shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a) to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b) to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c) to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d) in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Cayman Islands

We are not licensed to conduct investment business in the Cayman Islands by the Cayman Islands Monetary Authority and this prospectus does not constitute an offer to members of the public of our Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Our Ordinary Shares have not been offered or sold, will not be offered or sold and no invitation to subscribe for our Ordinary Shares will be made, directly or indirectly, to members of the public in the Cayman Islands.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, our executive officers, Mr. Zixiao Hui and Xiaohua Gu, and director nominee Francis Zhang reside in Mainland China. Our director nominee Mr. Jeffrey Yick resides in Hong Kong and our director nominee Mr. Zijian Tong resides in New Zealand. Most of their assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed The Crone Law Group P.C. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

91

Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Guantao Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Stevenson, Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

92

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,320
Nasdaq Capital Market Listing Fee	$75,000
FINRA Filing Fee	$4,250
Legal Fees and Expenses	$915,784
Accounting Fees and Expenses	$210,000
Printing and Engraving Expenses	$60,000
Miscellaneous Expenses	$122,853
Total Expenses	$1,389,207

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. The Crone Law Group P.C. is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by Stevenson, Wong & Co. Certain legal matters as to PRC law will be passed upon for us by Guantao Law Firm. The Crone Law Group P.C. may rely upon Stevenson, Wong & Co., and Guantao Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. The underwriters are being represented by Schlueter & Associates, P.C. with respect to certain legal matters as to United States federal securities.

EXPERTS

The consolidated financial statements of the Company at May 31, 2025 and 2024, appearing in this prospectus have been audited by WWC, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of WWC, P.C. are located at 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a draft registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

93

ZI YUN DONG FANG LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

To:	The Board of Directors and Shareholders of Zi Yun Dong Fang Limited

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zi Yun Dong Fang Limited and its subsidiaries (the “Company”) as of May 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income , changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended May 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

September 12, 2025

We have served as the Company’s auditor since 2024

F-2

ZI YUN DONG FANG LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	As of May 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,442,306	$737,268
Accounts receivable, net	—	133,403
Amount due from a shareholder, net	—	237,720
Contract Assets	11,990	—
Contract Cost	229,206	—
Prepayment and deposits, net	43,176	33,233
Total current assets	1,726,678	1,141,624

Non-current assets:
Property and equipment, net	144,256	142,874
Property and equipment under finance lease, net	—	42,166
Operating lease right-of-use asset, net	236,509	315,618
Deferred initial public offering (“IPO”) Cost	853,423	—
Total non-current assets	1,234,188	500,658

TOTAL ASSETS	$2,960,866	$1,642,282

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$—	$19,506
Amount due to a shareholder	286,231	—
Amount due to related parties	183,724	241,699
Income tax payable	264,446	134,494
Operating lease liabilities – Current	84,392	78,836
Finance lease liabilities – Current	—	10,885
Contract liabilities	62,511	3,416
Accrued liabilities and other payables	264,655	24,503
Total current liabilities	1,145,959	513,339

Non-current liabilities:
Operating lease liabilities – Non-current	154,735	239,790
Finance lease liabilities – Non-current	—	8,828
Deferred tax liabilities, net	15,949	17,288
Total non-current liabilities	170,684	265,906

TOTAL LIABILITIES	$1,316,643	$779,245

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary shares, par value $0.0001; 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of May 31, 2025 and May 31, 2024, respectively*	$1,500	$1,500
Subscription receivables	(1,500)	(1,500)
Additional paid-in capital	1,286	1,286
Retained earnings	1,650,944	861,924
Accumulated other comprehensive losses	(8,007)	(173)
Total shareholders’ equity	1,644,223	863,037

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,960,866	$1,642,282

* Retrospectively restated for effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ZI YUN DONG FANG LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended May 31,
	2025	2024
REVENUES	$2,732,998	$2,228,823

COST OF REVENUES	(733,487)	(539,761)

GROSS PROFIT	1,999,511	1,689,062

OPERATING EXPENSES
General and administrative expenses	(1,077,388)	(431,910)
Total operating expenses	(1,077,388)	(431,910)

OPERATING INCOME	922,123	1,257,152

OTHER EXPENSE, NET
Interest expense	(796)	(2,271)
Interest income	3,133	249
Foreign exchange transaction losses	(5,512)	(8,266)
Total other expense, net	(3,175)	(10,288)

INCOME BEFORE INCOME TAXES	918,948	1,246,864
Provision for income taxes	(129,928)	(184,594)
NET INCOME	$789,020	$1,062,270

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(7,834)	(134)
TOTAL COMPREHENSIVE INCOME	$781,186	$1,062,136

Earnings per share – basic and diluted	$0.05	$0.07
Basic and diluted weighted average shares outstanding*	15,000,000	15,000,000

* Retrospectively restated for effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ZI YUN DONG FANG LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	Number of shares	Ordinary shares	Subscription Receivables	Additional paid-in capital	Retained earnings (Accumulated deficit)	Accumulated other comprehensive losses	Total
Balance at May 31, 2023	15,000,000	$1,500	$(1,500)	$1,286	$(200,346)	$(39)	$(199,099)

Net income	—	—	—	—	1,062,270	—	1,062,270
Foreign currency translation adjustment	—	—	—	—	—	(134)	(134)
Balance at May 31, 2024	15,000,000	$1,500	$(1,500)	$1,286	$861,924	$(173)	$863,037

Net income	—	—	—	—	789,020	—	789,020
Foreign currency translation adjustment	—	—	—	—	—	(7,834)	(7,834)
Balance at May 31, 2025	15,000,000	$1,500	$(1,500)	$1,286	$1,650,944	$(8,007)	$1,644,223

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ZI YUN DONG FANG LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the Years Ended May 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$789,020	$1,062,270
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	37,165	25,273
Amortization of operating lease right-of-use assets	78,195	24,802
Depreciation of property and equipment under finance lease	4,073	—
(Reversal) provision for allowance of expected credit losses	(7,990)	8,043
Changes in assets and liabilities
Accounts receivable, net	136,260	(136,242)
Prepayment and deposits, net	(9,938)	(33,324)
Contract assets	(12,074)	—
Contract costs	(230,819)	—
Accounts payable	(19,591)	19,504
Income tax payable	131,229	134,494
Operating lease liabilities	(79,199)	(21,794)
Accrued liabilities and other payables	241,910	19,678
Contract liabilities	59,520	(83,782)
Deferred tax assets	—	32,792
Deferred tax liabilities	(1,302)	17,288
Net cash provided by operating activities	1,116,459	1,069,002

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(668)	(158,377)
Net cash used in investing activities	(668)	(158,377)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from shareholders	531,055	—
Repayment to a shareholder	—	(274,445)
Advance from related parties	—	2,134,171
Repayment to related parties	(57,732)	(2,022,660)
Repayment of principal under finance lease obligation	(19,769)	(10,539)
Deferred IPO costs	(853,423)	—
Net cash used in financing activities	(399,869)	(173,473)

Net increase in cash and cash equivalents	715,922	737,152
Effect of foreign currency translation on cash and cash equivalents	(10,884)	116
Cash and cash equivalents at beginning of period	737,268	—
Cash and cash equivalents at end of period	$1,442,306	$737,268

Supplementary cash flow information:
Income tax paid	$—	$—
Interest received	$3,133	$249
Interest paid	$796	$2,271

Supplementary disclosure of non-cash flow information:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$340,423

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION

Zi Yun Dong Fang Limited (the “Company”) is a holding company incorporated on April 23, 2024 under the laws of the Cayman Islands. The Company conducts its primary operations through its wholly-owned subsidiary, Ziyun Oriental Consulting Management Limited (“Ziyun HK”) which is incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing Vietnam and Thailand-related consulting services including provision of business feasibility report, site visiting services and corporate support services. The Company is headquartered in Hong Kong.

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of the Company’s shares, the Company becomes the holding company of the Group on August 13, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the beginning of the period, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

The consolidated balance sheets as of May 31, 2025 and May 31, 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

The following is an organization chart of the Company and its subsidiaries:

The Group’s principal subsidiaries, as of the date of this report, are set out below:

Percentage of effective ownership
Name	Date of incorporation	May 31, 2025	May 31, 2024 (Audited)	Place of Incorporation	Principal activities
		%	%
Ziyun Oriental Consulting Management Limited	October 20, 2021	100	100	Hong Kong	Consulting services
Ziqi Dongyun (Shanghai) Enterprise Consulting Co., Ltd.	September 9, 2024	100	100	China	Consulting services

F-7

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

The movement in the Company’s authorized share capital and the number of Ordinary Shares outstanding and issued in the Company are also detailed in the Note 11.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. The financial position and results of its operations are predominantly determined using the Hong Kong dollar (“HKD”) as the functional currency of the Company. The Company also has a subsidiary in China which uses Chinese Yuan (“RMB”) as its functional currency.

The Company’s assets and liabilities denominated in functional currencies are translated into $ at the applicable rate of exchange in effect at that date. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income in the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income under foreign exchange transaction losses.

Year-end: US$: HKD exchange rate
May 31, 2025	1:7.8409
May 31, 2024	1:7.8199

Year-end: US$: RMB exchange rate
May 31, 2025	1:7.1991
May 31, 2024	1:7.2410

Years average: US$: HKD exchange rate
May 31, 2025	1:7.7861
May 31, 2024	1:7.8209

Years average: US$: RMB exchange rate
May 31, 2025	1:7.2201
May 31, 2024	1:7.2172

F-8

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of New Accounting Standard

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management is currently evaluating the impact of this guidance.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use and which have original maturities less than three months.

Accounts Receivable, net

Accounts receivable represent income earned from provision of business feasibility report, site visiting services and corporate support services of which the company has not yet received payment. The credit terms given to customers are generally 180 days. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate, and makes allowance for expected credit loss when necessary. The allowance for expected credit loss is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance for expected credit loss after all means of collection have been exhausted and the likelihood of collection is not probable. The balance of allowance for expected credit loss of May 31, 2025 and May 31, 2024, were $nil and $2,857, respectively.

Contract costs

Contract costs incurred during the preparation phases of the Company’s revenues, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of site visit costs directly related to the contract. Contract cost are recognized as cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract cost. The carrying amount of the assets is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended May 31, 2025 and 2024, no impairment loss was recognized.

Prepayment and deposits, net

Prepayment and deposits are comprised of advance payments or deposit payments to service providers for future services that have not been provided, including prepaid rental expense rent and utilities deposit. The deposits amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination.

Among prepayments and deposits, the Company reviews deposits on a regular basis and also makes allowance for expected credit losses if there is evidence indicating that deposits may be unrecoverable based on the Company’s historical losses, specific customer circumstances, and general economic conditions. As of May 31, 2025 and May 31, 2024, the Company made $90 and $95 allowance for expected credit loss for deposits, respectively.

F-9

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred initial public offering (“IPO”) costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, underwriter’s expense, other professional fees and FINRA filing fee related to the registration preparation.

Property and Equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 5% for motor vehicles and no salvage value for leasehold improvement. The estimated useful lives of the property and equipment are as follows:

Motor vehicles	5 years
Leasehold improvement	4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Impairment of Long-lived Assets

For the long-lived assets, including property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows generated from the assets and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. No impairment of long-live assets was recorded by the Company as of May 31, 2025 and May 31, 2024.

Lease

Effective Jun 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease right of use (“ROU”) assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of May 31, 2025 and May 31, 2024, there were $236,509 and $315,618 operating lease ROU asset, $239,127 and $318,626 lease liability based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate 6.125% plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.125%.

Property and equipment under finance lease are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 5% for motor vehicles. The estimated useful lives of the property and equipment are as follows:

Motor vehicles	5 years

F-10

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include staff salaries and benefits payable, as well as accrual expenses and other payables.

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company enters into service agreement with the customers that outline the rights, obligations and responsibilities of each party. The agreements also identify the scope of services, service fee and payment terms. Agreements are acknowledged and signed by both parties. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company derives its revenue from three sources: (1) Business feasibility report, (2) Site visiting services and (3) Corporate support services.

Business feasibility report

The Company prepares Vietnam and Thailand-related business feasibility reports based on customer’s specific request on particular industry and targeted province.

The Company typically collects 50% to 100% contract sum upfront before commencement of any work.

These contracts for business feasibility reports are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is dependent on customer’s written acceptance and therefore revenue from preparation of business feasibility report is recognized at a point in time when the Company delivers the final report to customer; customer has no more modifications and give a written acceptance to the Company. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 9 below.

F-11

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Site visiting services

The Company provides site visiting services in Vietnam and Thailand based on customer’s specific request on particular industry and targeted province. Site visit usually last for 1 to 2 weeks, connecting customer with local community. The Company typically collects 50% to 100% contract sum upfront before commencement of any travel arrangements.

These site visiting service contracts are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. Revenue from site visiting services is recognized over time as customer simultaneously receives and consumes benefits provided by the Company. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 9 below.

Corporate support services

The Company provides Vietnam-related corporate support services including staff recruitment and rental agency services. The Company typically collect 50% to 100% contract sum upfront before commencement of any work. These corporate support service contracts are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. Revenue from corporate support services is recognised at a point in time when recruited candidate is accepted by customer in writing or rental contract is signed by customer on suggested office premises. The Company is an agent in these transactions and the revenue is recognised on a net basis. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 9 below.

Cost of Revenues

Cost of revenues consists primarily of labor cost (including salaries and benefits) and outsourcing fees which are directly related to revenue generating transactions.

The details of revenues, cost of revenues and gross margin for different revenue categories of the Company is as follows:

For the Years Ended May 31, 2025

Revenue category	Business feasibility reporting	Site visiting services	Corporate support services	Total
Revenues	$1,931,796	$752,333	$48,869	$2,732,998
Cost of revenues	(409,295)	(311,734)	(12,458)	(733,487)
Gross profit	$1,522,501	$440,599	$36,411	$1,999,511
Gross profit margin	78.8%	58.6%	74.5%	73.2%

For the Years Ended May 31, 2024

Revenue category	Business feasibility reporting	Site visiting services	Corporate support services	Total
Revenues	$1,863,047	$290,330	$75,446	$2,228,823
Cost of revenues	(397,190)	(120,334)	(22,237)	(539,761)
Gross profit	$1,465,857	$169,996	$53,209	$1,689,062
Gross margin	78.7%	58.6	70.5%	75.8%

F-12

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table presents revenue recognized over time and at a point in time for the years ended May 31, 2025 and 2024, respectively:

	May 31 2025	May 31, 2024
Revenue recognized over time	$752,333	$290,330
Revenue recognized at a point in time	1,980,665	1,938,493
Total	$2,732,998	$2,228,823

Contract Assets and Contract Liabilities

Revenue with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Provisions for estimated losses of contract assets on uncompleted site visit services are made in the year in which such losses are determined.

Contract liabilities represent payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities are recognized as revenue when the Company performs its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

Expected Credit Loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective June 1, 2022, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earnings and financial position and has no impact on the cash flows.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries and related Mandatory Provident Fund (“MPF”) costs for our operations and support personnel, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Income Tax

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive income in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

F-13

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes Earning per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic income per share is measured as the income available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended May 31, 2025 and May 31, 2024.

Segment Reporting

ASC Topic 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. The chief executive officer is the chief operating decision maker. Based on management’s assessment, the Company had only one operating and reportable segment during the year ended May 31, 2024 which is the Hong Kong segment. The Company had two operating and reportable segments: (1) Hong Kong and (2) China during the year ended May 31, 2025. The segments information is also detailed in the Note 12.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

F-14

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	May 31, 2025	May 31, 2024
Accounts receivable	$—	$136,260
Less: allowance for expected credit loss	—	(2,857)
	$—	$133,403

The movement of allowance for expected credit loss is as follow:

	May 31, 2025	May 31, 2024
Balance at beginning of the year	$2,857	$—
Provision	—	2,857
Reversal	(2,870)	—
Exchange adjustment	13	—
Ending balance	$—	$2,857

F-15

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CONTRACT COST

Contract costs consisted of the following:

	May 31, 2025	May 31, 2024
Balance at beginning of the year	$—	$—
Additions	229,206	—
Recognized to cost of revenue during the year	—	—
Ending balance	$229,206	$—

NOTE 5 — PREPAYMENT AND DEPOSITS, NET

Prepayment and deposits, net consists of the following:

	May 31, 2025	May 31, 2024
Prepayment	$10,027	$—
Deposits	33,239	33,328
Less: allowance for expected credit loss	(90)	(95)
	$43,176	$33,233

The movement of allowance for expected credit loss is as follow:

	May 31, 2025	May 31, 2024
Balance at beginning of the year	$95	$—
Provision	—	95
Reversal	(6)	—
Exchange adjustment	1	—
Ending balance	$90	$95

NOTE 6 — DEFERRED INITIAL PUBLIC OFFERING COSTS

Deferred initial public offering costs consisted of the following:

	May 31, 2025	May 31, 2024
Legal fee	$477,938	$—
Underwriting fee	69,724	—
Accounting and valuation fee	157,826	—
Printing and engraving fee	59,764	—
Securities and Exchange Commission registration fee	1,315	—
Nasdaq Capital Market listing fee	4,980	—
FINRA filing fee	1,892	—
Others	79,984	—
	$853,423	$—

NOTE 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	May 31, 2025	May 31, 2024
Motor vehicles (c)	$193,286	$139,357
Leasehold improvement	20,056	19,445
At cost:	213,342	158,802
Less: Accumulated depreciation (a)	(69,086)	(15,928)
Property and equipment, net	$144,256	$142,874

F-16

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — PROPERTY AND EQUIPMENT, NET (CONTINUED)

Property and equipment under finance lease, net consist of the following:

	May 31, 2025	May 31, 2024
Motor vehicles	$54,303	$54,449
Less: Accumulated depreciation (b)	(16,295)	(12,283)
Less: Transfer to property and equipment, net	(38,008)	—
Property and equipment under Finance Lease, net (c)	$—	$42,166

(a)	Depreciation expenses of property and equipment for the years ended May 31, 2025 and 2024 were $37,165 and $15,928, respectively.
(b)	Depreciation expenses of property and equipment under finance lease for the years ended May 31, 2025 and 2024 were $4,073 and $9,757, respectively.
(c)	During the years ended May 31, 2025, the Company was accelerated payment to fully settled the finance lease. The property and equipment under finance lease is transferred to property and equipment as of May 31, 2025.

NOTE 8 — LEASE

The Company has operating leases for office space. During the lease inception, the Company recognized a right-of-use asset of $340,423 and a lease liability of $340,423 in accordance with ASU 842 Leases. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.125%.

The following table represents the operating lease right-of-use assets, property and equipment under finance lease and lease liabilities as of May 31, 2025 and May 31, 2024:

	May 31, 2025	May 31, 2024
Leases
Assets:
Property and equipment under finance lease, net (a)	$—	$42,166
Operating lease right-of-use assets, net (b)	236,509	315,618
Total lease assets	$236,509	$357,784

Liabilities:
Current
Operating Lease liabilities	$84,392	$78,836
Finance Lease liabilities	—	10,885
Non-current
Operating Lease liabilities	154,735	239,790
Finance Lease liabilities	—	8,828
Total lease liabilities	$239,127	$338,339

(a) Finance lease amortization expense was $4,073 and $9,757 for the years ended May 31, 2025 and 2024, respectively.

(b) Operating lease amortization expense was $78,195 and $24,802 for the years ended May 31, 2025 and 2024, respectively.

F-17

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — LEASE (CONTINUED)

The following table represents the Company’s aggregate lease costs, by lease classification.

	For the Years Ended May 31,
	2025	2024
Lease cost
Operating lease costs:
Office space	$98,433	$32,722
Total operating lease costs	$98,433	$32,722

Finance lease costs:
Amortization of leased assets	$19,770	$9,985
Interest on lease liabilities	796	2,271
Total finance lease costs	$20,566	$12,256

The following table represents the maturity of lease liabilities, by lease classification, as of May 31, 2025.

	Operating Leases	Finance Leases	Total
2026	98,710	—	98,710
2027	98,732	—	98,732
2028	65,831	—	65,831
Total lease payments	263,273	—	263,273
Less: interest	(24,146)	—	(24,146)
Present value of lease liabilities	$239,127	$—	$239,127

The following table represents the maturity of lease liabilities, by lease classification, as of May 31, 2024.

	Operating Leases	Finance Leases	Total
2025	$98,997	$12,216	$111,213
2026	98,997	9,162	108,159
2027	98,996	—	98,996
2028	66,008	—	66,008
Total lease payments	362,998	21,378	384,376
Less: interest	(44,372)	(1,665)	(46,037)
Present value of lease liabilities	$318,626	$19,713	$338,339

Other lease information is as follow:

Weighted-average remaining lease term (years):	May 31, 2025	May 31, 2024
Operating leases – office space	2.67 years	3.67 years
Finance leases - motor vehicle	—	1.75 years

Weighted-average discount rate:
Operating leases - real estate	7.1%	7.1%
Finance leases - motor vehicle	—	9.0%

F-18

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — LEASE (CONTINUED)

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the periods presented.

	For the Years Ended May 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$98,761	$29,714
Cash outflows for finance leases	$19,770	$12,256

NOTE 9 — CONTRACT LIABILITIES

Contract liabilities represent the payment advance from customers. The movement of contract liabilities is as follows:

	May 31, 2025	May 31, 2024
Balance at beginning of the year	$3,416	$87,091
Additions	2,792,518	2,148,457
Recognized to revenue from the beginning balance	(3,431)	(87,197)
Recognized to revenue during the year	(2,729,567)	(2,145,041)
Exchange adjustment	(425)	106
Ending balance	$62,511	$3,416

NOTE 10 — ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	May 31, 2025	May 31, 2024
Accrued salaries	$44,655	$24,503
Accrued professional fee	220,000	—
Total	$264,655	$24,503

NOTE 11 — EQUITY

Ordinary Shares

The Company was incorporated under the laws of the Cayman Islands on April 23, 2024. The original authorized number of ordinary shares was 500 million shares with par value of US$0.0001. The Company issued 15,000,000 ordinary shares at $0.0001 par value per share to the participating shareholders in connection with the reorganization of the Company.

F-19

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SEGMENT INFORMATION

The Company has two operating segments (1) Hong Kong, (2) China based on the geographical areas.

Information on reportable segments and reconciliation to consolidated net income is as follows:

	For the Years Ended May 31,
	2025	2024
Hong Kong
Gross profits	$1,999,511	$1,689,062
Operating expenses	(1,077,328)	(431,910)
Operating income	$922,183	$1,257,152

China
Gross profits	$—	$—
Operating expenses	(60)	—
Operating expenses, net	$(60)	$—

Consolidated
Gross profits	$1,999,511	$1,689,062
Operating expenses	(1,077,388)	(431,910)
Operating income	922,123	1,257,152
Total other expense, net	(3,175)	(10,288)
Provision for income taxes	(129,928)	(184,594)
Net income	$789,020	$1,062,270

Total segment assets reconciled to consolidated total assets as follows:

	May 31, 2025	May 31, 2024
Hong Kong	$2,062,588	$1,642,282
China	898,278	—
Consolidated	$2,960,866	$1,642,282

Property and equipment, net and property and equipment under finance lease, net by segment is as follows:

	May 31, 2025	May 31, 2024
Hong Kong	$144,256	$185,040
China	—	—
Consolidated	$144,256	$185,040

Depreciation and amortization expense, by segment, is as follows:

	For the Years Ended May 31,
	2025	2024
Hong Kong	$41,238	$25,685
China	—	—
Consolidated	$41,238	$25,685

F-20

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES

Cayman Islands

Zi Yun Dong Fang Ltd is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the current laws of the Cayman Islands. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

HKSAR

Ziyun HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws.

For years ended May 31, 2025 and 2024, Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rate regime. The applicable income tax rate for first HK$2 million (equivalent to $256,868) of assessable profits is 8.25% whereas assessable profits above HK$2 million (equivalent to $256,868) will be subject to an income tax rate of 16.5%.

	For the Years Ended May 31
	2025	2024
Current taxes	$131,230	$134,476
Deferred taxes	(1,302)	50,118
Income tax expenses	$129,928	$184,594

A reconciliation of the difference between the expected income tax expense computed at Hong Kong income tax rate of 16.5% and the Company’s reported income tax benefits is shown in the following table:

	For the Years Ended May 31
	2025	2024
Profit before income taxes	$918,948	$1,246,864
Cayman Islands Profits Tax rate	0%	0%
Income taxes computed at Cayman Islands Profits Tax rate	$—	$—

Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	$151,627	$205,733
Income not taxable	(507)	(42)
Expenses not deductible	—	—
Tax effect of two-tier tax rates	(21,192)	(21,097)
Income tax expenses	$129,928	$184,594

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended May 31, 2025 and 2024:

	For the Years Ended May 31
	2025	2024
Cayman Islands Profits Tax rate	0%	0%

Hong Kong Profits Tax rate	16.5%	16.5%
Income not taxable	(0.1)%	0%
Expenses not deductible	0%	0%
Tax effect of two-tier tax rates	(2.3)%	(1.7)%
Income tax expenses	14.1%	14.8%

F-21

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES (CONTINUED)

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of May 31,
	2025	2024
Deferred tax assets:
Other temporary differences	$15	$1,327
Net operating loss carry forwards	—	—
Total deferred tax assets	$15	$1,327

Deferred tax liabilities:
Depreciation and amortization	$(15,964)	$(18,615)
Total deferred tax liabilities	$(15,964)	$(18,615)

Deferred tax liabilities, net	$(15,949)	$(17,288)

Movement of the Company’s deferred tax assets, net, during the year ended May 31, 2025 and May 31, 2024 is as follow:

	For the Years Ended May 31,
	2025	2024
Balance at beginning of the year	$1,327	$36,915
Utilization	(1,302)	(35,633)
Exchange adjustment	(10)	45
Ending balance	$15	$1,327

Movement of the Company’s deferred tax liabilities, net, during the year ended May 31, 2025 and May 31, 2024 is as follow:

	For the Years Ended May 31,
	2025	2024
Balance at beginning of the year	$(18,615)	$(4,123)
Additions	—	(14,485)
Utilization	2,620	—
Exchange adjustment	31	(7)
Ending balance	$(15,964)	$(18,615)

F-22

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — RELATED PARTY BALANCES AND TRANSACTIONS

Balance with related parties

	Note	May 31, 2025	May 31, 2024
Amount due from a shareholder:
Mr. Zixiao Hui	(a)	$—	$242,811
Less: allowance for expected credit loss		—	(5,091)
		$—	$237,720

Amount due to shareholders:
Mr. Zixiao Hui	(a)	$213,368	$—
Ms. Na Li	(d)	$72,863	$—

Amount due to related parties:
Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd.	(b)	$183,724	$212,071
Mr. Bing Yuan	(c)	$—	$29,628

The amount due from a shareholder, the amount due to shareholders and the amount due to related parties were unsecured, interest free with no specific repayment terms.

(a)	Mr. Zixiao Hui is CEO, director and a shareholder of the Company.

(b)	Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd. is wholly owned by Mr. Zixiao Hui, director of the Company.

(c)	Mr. Bing Yuan was a shareholder of the Company through Yun’erya Consulting Management Co., Ltd. He was also a director of the Company. On October 1, 2024, Yun’erya Consulting Management Co., Ltd sold all the Company’s ordinary shares and Mr. Bing Yuan is not a shareholder of the Company thereafter. On January 16, 2025, Mr. Bing Yuan resigned his position as Director.

(d)	Ms. Na Li is a shareholder of the Company after Mr. Bing Yuan transferred his shares on October 1, 2024.

Transactions with related parties

		For the Years Ended May 31,
Name	Nature	2025	2024
Staff cost paid to Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd. (b)	Cost of revenues	$7,233	$418,764

Staff cost paid to Jiangsu Yalu Cloud Enterprise Management Consulting Co., Ltd. (b)	General and administrative expenses	$32,246	$81,369

Consulting service fee to Ms. Na Li (d)	Cost of revenues	$341,485	$—

Salaries to Mr. Zixiao Hui (a)	General and administrative expenses	$23,118	$23,015

The movement of allowance for expected credit loss is as follow:

	May 31, 2025	May 31, 2024
Balance at beginning of the year	$5,091	$—
Provision	—	5,091
Reversal	(5,114)	—
Exchange adjustment	23	—
Ending balance	$—	$5,091

F-23

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of May 31, 2025 and May 31, 2024 and through the issuance date of these consolidated financial statements.

NOTE 16 — CONCENTRATIONS OF RISKS

(a) Customer concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenue for the years ended May 31, 2025 and 2024.

	For The Years Ended May 31,
	2025		2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$574,803	21.0%	$103,856	4.7%
Customer B	445,056	16.3%	—	—
Customer C	435,576	15.9%	—	—
Customer D	401,603	14.7%	—	—
Customer E	319,458	11.7%	—	—
Customer F	14,058	0.5%	635,061	28.5%
Customer G	—	—	491,608	22.1%
Customer H	—	—	281,809	12.6%
Customer I	64,089	2.3%	256,545	11.5%
Customer J	—	—	236,422	10.6%
Total	$2,254,643	82.4%	$2,005,301	90.0%

(b) Receivables concentrations

The following table sets forth information as to each customer that accounted for the Company’s accounts receivable as of May 31, 2025 and May 31, 2024.

	May 31, 2025		May 31, 2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$—	—	$40,368	30.3%
Customer G	—	—	45,980	34.5%
Customer I	—	—	40,359	30.2%
Customer D	—	—	6,696	5.0%
Total	$—	—	$133,403	100%

F-24

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — CONCENTRATIONS OF RISKS (CONTINUED)

(c) Supplier concentrations

The following table sets forth information as to each supplier that accounted for the Company’s purchase for the years ended May 31, 2025 and 2024.

	For The Years Ended May 31,
	2025		2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$311,734	97.8%	$99,904	79%
Supplier B	7,151	2.2%	26,376	21%
Total	$318,885	100%	$126,280	100%

(d) Payables concentrations

The following table sets forth information as to each supplier that accounted for the Company’s accounts payable as of May 31, 2025 and May 31, 2024.

	May 31, 2025		May 31, 2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier B	$—	—	$19,506	100%
Total	$—	—	$19,506	100%

NOTE 17 — RISKS

Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable as of May 31, 2025 and May 31, 2024 are $nil and $133,403, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Other current assets

The Company assessed the impairment for its other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other current assets as of May 31, 2025 and May 31, 2024 are $90 and $95, respectively.

F-25

ZI YUN DONG FANG LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RISKS (CONTINUED)

Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposure on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and has not used any derivative financial instruments to manage the interest risk exposure during the year.

Foreign currency risk

The company’s monetary assets and liabilities are mainly denominated in HKD and RMB, which are also the functional currencies of the relevant subsidiaries. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. We consider the foreign exchange risk in relation to transactions denominated in HK$ with respect to $ is not significant as HK$ is pegged to $. At the same time, we are exposed to foreign exchange risk in relation to transactions denominated in RMB. If RMB depreciates against $, it could have an impact on our consolidated financial statements.

As of May 31, 2025, we had net RMB-denominated assets of $898,278. We estimate that a 1% depreciation of RMB against $ based on the currency exchange rate on May 31, 2025 would result in a decrease of $8,983 against our shareholders’ equity whilst we estimate that a 1% appreciation of RMB against the $ based on the currency exchange rate on May 31, 2025 would result in an increase of $8,983 against our shareholders’ equity accordingly.

NOTE 18 — SUBSEQUENT EVENTS

The Company evaluates all events and transactions that occur from May 31, 2025 through September 12, 2025 which is the date that these consolidated financial statements are available to be issued. Other than the event disclosed above and elsewhere in these consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

F-26

ZI YUN DONG FANG LIMITED

Until          , 2025, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

1,500,000 Ordinary Shares

ZI YUN DONG FANG LIMITED

PROSPECTUS

[*], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

None.

Item 8. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Association
5.1	Opinion of Maples and Calder (Hong Kong) LLP
10.1	Special Legal Service Contract dated January 9, 2024 by and among Ziyun Oriental Consulting Management Co., Ltd and Shanghai Zhengce Law Firm Hanoi Branch
10.2	Employment Agreement dated January 1, 2023, by and between Zi Yun Dong Fang Limited and Zixiao Hui
10.3	Consulting Agreement, dated July 4, 2023 by and among Zoneyea Limited and Zhengrong Liu
10.4	Consulting Agreement, dated March 7, 2024 by and among Zoneyea Limited and Renliang Yin
14.1	Code of Business Conduct and Ethics
21.1	List of Subsidiaries
23.1	Consent of WWC P.C.
23.3	Consent of Stevenson, Wong & Co.
23.4	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.5	Consent of Global Management Insights
23.6	Consent of Guantao Law Firm (previously filed)
99.1	Consent of Jeffrey Yick to be named as director
99.2	Consent of Zijian Tong to be named as director
99.3	Consent of Francis Zhang to be named as director
99.4	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table (previously filed)

II-1

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

II-2

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on September 12, 2025.

Zi Yun Dong Fang Limited

By:	/s/ Zixiao Hui
Name:	Zixiao Hui
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on September 12, 2025.

Signature	Title

/s/ Zixiao Hui	Chief Executive Officer and Director
Name: Zixiao Hui	(Principal Executive Officer, Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on September 12, 2025.

The Crone Law Group P.C

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner

II-4